Chubb Limited:
Filed Pursuant to Rule 424(b)(3)
Registration No. 333-260091

Chubb INA Holdings:
Filed Pursuant to Rule 424(b)(3)
Registration No. 333-260091 and 333-260091-03

The information in this Preliminary Prospectus Supplement is not complete and may be changed. This Preliminary Prospectus Supplement and the accompanying Prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED MARCH 4, 2024

PROSPECTUS SUPPLEMENT

   , 2024

(To Prospectus dated October 6, 2021)

$

Chubb INA Holdings Inc.

    % Senior Notes due

Each Fully and Unconditionally Guaranteed by

Chubb Limited

Chubb INA Holdings Inc. (“Chubb INA”) is offering $   aggregate principal amount of its  % Senior Notes due      (the “Notes”). The Notes will bear interest at the rate of  % per year. Interest on the Notes is payable semi-annually on      and      of each year, beginning    , 2024. The Notes will mature on     ,     . Chubb INA may redeem some or all of the Notes at any time and from time to time at the applicable redemption price discussed under the caption “Description of the Notes and Guarantee—Optional Redemption.” In addition, Chubb INA may redeem all, but not less than all, of the Notes under the circumstances described under “Description of the Notes and Guarantee—Redemption for Tax Reasons.” The Notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be unsecured and rank equally in right of payment with all of Chubb INA’s other unsecured senior indebtedness from time to time outstanding. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Chubb Limited, the ultimate parent corporation of Chubb INA.

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or on any automated dealer quotation system.

Before investing in the Notes, you should consider the risks included or incorporated by reference herein, as described under “Risk Factors” beginning on page S-11 of this prospectus supplement.

	Per Note		Total

Public offering price(1)		%	$

Underwriting discount		%	$

Proceeds, before expenses, to Chubb INA(1)		%	$

(1)	Plus accrued interest, if any, from , 2024 to date of delivery.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), on or about    , 2024, against payment in immediately available funds.

Joint Book-Running Managers

Citigroup	HSBC	Wells Fargo Securities

Prospectus Supplement

Prospectus

S-i

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus, nor any sale made hereunder and thereunder, shall, under any circumstances, create any implication that there has been no change in the affairs of Chubb INA or Chubb Limited since the date of this prospectus supplement, the accompanying prospectus or any free writing prospectus or that the information contained or incorporated by reference herein or therein is accurate as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since these dates.

The offering of the Notes in Switzerland is exempt from the requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because such offering in Switzerland is made to professional clients within the meaning of the FinSA only and the Notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Notes.

Unless otherwise specified or the context otherwise requires, the terms “Chubb,” “we,” “our,” “Chubb Group of Companies” and “us” and other similar terms mean Chubb Limited and its subsidiaries, the term “Chubb Limited” means Chubb Limited only and the term “Chubb INA” means Chubb INA Holdings Inc. only.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the “EEA”) will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. Accordingly, any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for Chubb INA or any of the underwriters to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation, in each case, in relation to such offer. Neither Chubb INA nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for Chubb INA or the underwriters to publish or supplement a prospectus for such offer.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

S-ii

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK”) by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Accordingly, any person making or intending to make an offer in the UK of Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for Chubb INA or any of the underwriters to publish a prospectus pursuant to section 85 of the UK Financial Services and Markets Act 2000 (as amended, the “FSMA”) or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither Chubb INA nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in in circumstances in which an obligation arises for Chubb INA or the underwriters to publish or supplement a prospectus for such offer.

PROHIBITION OF SALES TO UK RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from a requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purpose of the UK Prospectus Regulation.

In the UK, this prospectus supplement is being distributed only to and is directed only at: (i) persons who are “investment professionals” falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth companies, unincorporated associations and other bodies within the categories described in Article 49(2)(a) to (d) of the Order and (iii) any other persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notification under Section 309B(1)(c) of the Securities and Futures Act (Chapter 289) of Singapore

In connection with Section 309B of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), Chubb INA has determined the classification of the Notes as prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-iii

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Any written or oral statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks, uncertainties and other factors that could, should potential events occur, cause actual results to differ materially from such statements. These risks, uncertainties and other factors (which are described in more detail elsewhere in this prospectus supplement and the accompanying prospectus and in our SEC filings that we have incorporated by reference) include but are not limited to:

•

actual amount of new and renewal business, premium rates, underwriting margins, market acceptance of our products, and risks associated with the introduction of new products and services and entering new markets; the competitive environment in which we operate, including trends in pricing or in policy terms and conditions, which may differ from our projections and changes in market conditions that could render our business strategies ineffective or obsolete;

•

losses arising out of natural or man-made catastrophes; actual loss experience from insured or reinsured events and the timing of claim payments; the uncertainties of the loss-reserving and claims-settlement processes, including the difficulties associated with assessing environmental damage and asbestos-related latent injuries, the impact of aggregate-policy- coverage limits, the impact of bankruptcy protection sought by various asbestos producers and other related businesses, and the timing of loss payments;

•

changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; the ability to collect reinsurance recoverable, credit developments of reinsurers, and any delays with respect thereto and changes in the cost, quality, or availability of reinsurance;

•

uncertainties relating to governmental, legislative and regulatory policies, developments, actions, investigations, and treaties; judicial decisions and rulings, new theories of liability, legal tactics, and settlement terms; the effects of data privacy or cyber laws or regulation; global political conditions and possible business disruption or economic contraction that may result from such events;

•

severity of pandemics and related risks, and their effects on our business operations and claims activity, and any adverse impact to our insureds, brokers, agents, and employees; actual claims may exceed our best estimate of ultimate insurance losses incurred which could change including as a result of, among other things, the impact of legislative or regulatory actions taken in response to a pandemic;

•

developments in global financial markets, including changes in interest rates, stock markets, and other financial markets; increased government involvement or intervention in the financial services industry; the cost and availability of financing, and foreign currency exchange rate fluctuations; changing rates of inflation; and other general economic and business conditions, including the depth and duration of potential recession;

•

the availability of borrowings and letters of credit under our credit facilities; the adequacy of collateral supporting funded high deductible programs; the amount of dividends received from subsidiaries;

•

changes to our assessment as to whether it is more likely than not that we will be required to sell, or have the intent to sell, available-for-sale fixed maturity investments before their anticipated recovery;

•	actions that rating agencies may take from time to time, such as financial strength or credit ratings downgrades or placing these ratings on credit watch negative or the equivalent;

•

the effects of public company bankruptcies and accounting restatements, as well as disclosures by and investigations of public companies relating to possible accounting irregularities, and other corporate governance issues;

•

acquisitions made performing differently than expected, our failure to realize anticipated expense-related efficiencies or growth from acquisitions, the impact of acquisitions on our pre-existing organization, and risks and uncertainties relating to our outstanding purchases of additional interests in Huatai Insurance Group Co., Ltd. (“Huatai Group”);

•

risks associated with being a Swiss corporation, including reduced flexibility with respect to certain aspects of capital management and the potential for additional regulatory burdens; share repurchase plans and share cancellations;

•	loss of the services of any of our executive officers without suitable replacements being recruited in a reasonable time frame;

•

the ability of our technology resources, including information systems and security, to perform as anticipated such as with respect to preventing material information technology failures or third-party infiltrations or hacking resulting in consequences adverse to Chubb or its customers or partners; the ability of our company to increase use of data analytics and technology as part of our business strategy and adapt to new technologies; and

•	management’s response to these factors and actual events (including, but not limited to, those described above).

The words “believe,” “anticipate,” “estimate,” “project,” “should,” “plan,” “expect,” “intend,” “hope,” “feel,” “foresee,” “will likely result,” or “will continue,” and variations thereof and similar expressions, identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about Chubb and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase Notes.

Chubb Limited

Chubb Limited is the Swiss-incorporated holding company of the Chubb Group of Companies. Chubb Limited, which is headquartered in Zurich, Switzerland, and its direct and indirect subsidiaries are a global insurance and reinsurance organization, serving the needs of a diverse group of clients worldwide. At December 31, 2023, we had total assets of $231 billion and total Chubb shareholders’ equity, which excludes noncontrolling interests, of $60 billion. Chubb was incorporated in 1985 at which time it opened its first business office in Bermuda and continues to maintain operations in Bermuda. We have grown our business through increased premium volume, expansion of product offerings and geographic reach, and the acquisition of other companies, to become a global property and casualty (“P&C”) leader. We expanded our personal accident and supplemental health (“A&H”), and life insurance business with the acquisition of Cigna’s business in several Asian markets in 2022. We further advanced our goal of greater product, customer, and geographical diversification with incremental purchases that led to a controlling majority interest in Huatai Insurance Group Co. Ltd (“Huatai Group”), a Chinese financial services holding company with separate P&C, life, and asset management subsidiaries (collectively, “Huatai”) on July 1, 2023. As of the date hereof, our ownership interest in Huatai Group is approximately 85.5 percent. Refer to Note 2 to the Consolidated Financial Statements, contained in Chubb’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated into this prospectus supplement and the accompanying prospectus by reference, for additional information on our acquisitions.

With operations in 54 countries and territories, Chubb provides commercial and consumer P&C insurance, A&H, reinsurance, and life insurance to a diverse group of clients. We provide commercial insurance products and service offerings such as risk management programs, loss control, and engineering and complex claims management. We provide specialized insurance products ranging from Directors & Officers and financial lines to various specialty-casualty and umbrella and excess casualty lines to niche areas such as aviation and energy. We also offer consumer lines insurance coverage including homeowners, automobile, valuables, umbrella liability, and recreational marine products. In addition, we supply A&H and life insurance to individuals in select countries.

We serve multinational corporations, mid-size and small businesses with property and casualty insurance and risk engineering services; affluent and high net worth individuals with substantial assets to protect; individuals purchasing life, personal accident, supplemental health, homeowners, automobile in certain international markets and for high net worth individuals in the U.S., and specialty personal insurance coverage; companies and affinity groups providing or offering accident and health insurance programs and life insurance to their employees or members; and insurers managing exposures with reinsurance coverage.

We operate through six business segments: North America Commercial P&C Insurance, North America Personal P&C Insurance, North America Agricultural Insurance, Overseas General Insurance, Global Reinsurance, and Life Insurance.

The North America Commercial P&C Insurance segment comprises operations that provide P&C and A&H insurance and services to large, middle market, and small commercial businesses in the U.S., Canada, and Bermuda. This segment includes:

•	Commercial Insurance, which includes our retail division focused on middle market customers and small businesses;

•	Major Accounts, our retail division focused on large institutional organizations and corporate companies;

•	Westchester, our wholesale and specialty division; and

•	Chubb Bermuda, our high excess retail division.

The North America Personal P&C Insurance segment includes the business written by Chubb Personal Risk Services division, which includes high net worth personal lines business, with operations in the U.S. and Canada. This segment provides affluent and high net worth individuals and families with homeowners, high value automobile and collector cars, valuable articles (including fine arts), personal and excess liability/umbrella, travel insurance, cyber, and recreational marine insurance and services.

The North America Agricultural Insurance segment comprises our U.S. and Canadian based businesses that provide a variety of coverages including crop insurance, primarily Multiple Peril Crop Insurance and crop-hail insurance through Rain and Hail Insurance Service, Inc. as well as farm and ranch and specialty P&C commercial insurance products and services through our Chubb Agribusiness unit.

The Overseas General Insurance segment comprises our retail division Chubb International, which includes Huatai Property & Casualty Insurance Co., Ltd. (“Huatai P&C”), our wholesale division Chubb Global Markets (“CGM”), and the international supplemental A&H business of Combined International Insurance, which is no longer writing new business. Chubb International comprises our international retail commercial P&C and corporate A&H traditional and specialty lines serving large corporations, middle market and small customers; consumer A&H and traditional and specialty personal lines business serving local territories outside the U.S., Bermuda, and Canada. CGM, our London-based international specialty and excess and surplus lines wholesale business, includes Lloyd’s of London (“Lloyd’s”) Syndicate 2488, a wholly-owned Chubb syndicate supported by funds at Lloyd’s provided by Chubb Corporate Members. Syndicate 2488 has an underwriting capacity of £630 million for the Lloyd’s 2024 account year. The syndicate is managed by Chubb’s Lloyd’s managing agency, Chubb Underwriting Agencies Limited. As of the date hereof, our ownership interest in Huatai P&C is approximately 85.5 percent.

The Global Reinsurance segment represents Chubb’s reinsurance operations comprising Chubb Tempest Re Bermuda, Chubb Tempest Re USA, Chubb Tempest Re International, and Chubb Tempest Re Canada. Global Reinsurance markets its reinsurance products worldwide primarily through reinsurance brokers under the Chubb Tempest Re brand name and provides a broad range of traditional and non-traditional reinsurance coverage to a diverse array of primary P&C companies.

The Life Insurance segment comprises our international life operations, which includes Huatai Life Insurance Co., Ltd. (“Huatai Life”), Chubb Tempest Life Re, and the supplemental A&H and life business of Combined Insurance. Also included in the Life Insurance segment are Huatai’s asset management companies, principally Huatai Asset Management Co. Ltd and Huatai Baoxing Fund Management Co. Ltd. As of the date hereof, our direct and indirect ownership interest in Huatai Life is 88.2 percent, Huatai Asset Management Co. Ltd. is 77.8 percent, and Huatai Baoxing Fund Management Co. Ltd. is 72.7 percent.

We have grown our business through increased premium volume, expansion of product offerings and geographic reach, and acquisitions of other companies.

Our product and geographic diversification differentiate us from the vast majority of our competitors and has been a source of stability during periods of industry volatility. Our long-term business strategy focuses on sustained growth in book value achieved through a combination of underwriting and investment income. By doing so, we provide value to our clients and shareholders through use of our substantial capital base in the insurance and reinsurance markets.

We are organized along a profit center structure by line of business and territory that does not necessarily correspond to corporate legal entities. Profit centers can access various legal entities subject to licensing and other regulatory rules. Profit centers are expected to generate underwriting income and appropriate risk-adjusted returns. Our corporate structure has facilitated the development of management talent by giving each profit center’s senior management team the necessary autonomy within underwriting authorities to make operating decisions and create products and coverages needed by its target customer base. We are focused on delivering underwriting profit by only writing policies which we believe adequately compensate us for the risk we accept.

Our insurance and reinsurance operations generate gross revenues from two principal sources: premiums and investment income. Cash flow is generated from premiums collected and investment income received less paid losses and loss expenses, policy acquisition costs, and administrative expenses. Invested assets are substantially held in liquid, investment grade fixed income securities of relatively short duration. Claims payments in any short-term period are highly unpredictable due to the random nature of loss events and the timing of claims awards or settlements. The value of investments held to pay future claims is subject to market forces such as the level of interest rates, stock market volatility, and credit events such as corporate defaults. The actual cost of claims is also volatile based on loss trends, inflation rates, court awards, and catastrophes. We believe that our cash balance, our highly liquid investments, credit facilities, and reinsurance protection provide sufficient liquidity to meet unforeseen claim demands that might occur in the year ahead.

Chubb’s principal executive offices are located at Baerengasse 32, Zurich CH-8001, Switzerland, and its telephone number is +41 (0)43 456 76 00.

Chubb INA Holdings Inc.

Chubb INA is an indirect wholly-owned subsidiary of Chubb Limited that was formed as a Delaware corporation in December 1998. Chubb INA intends to convert to a Delaware limited liability company in 2024. Chubb INA is a U.S. holding company and has no direct insurance operations. Chubb INA’s principal assets are the capital stock of its insurance subsidiaries, which includes the companies that make up Chubb’s North America Commercial P&C Insurance, North America Personal P&C Insurance, North America Agricultural Insurance, Overseas General Insurance, Global Reinsurance and Life Insurance segments, as well as Corporate. At December 31, 2023, Chubb INA had shareholders’ equity of approximately $39.6 billion.

The principal executive offices of Chubb INA are located at 436 Walnut Street, Philadelphia, Pennsylvania 19106, and its telephone number is (215) 640-1000.

The Offering

The summary below describes the principal terms of the Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the Notes and Guarantee” for a more detailed description of the terms and conditions of the Notes.

Issuer	Chubb INA Holdings Inc.

Guarantor	Chubb Limited.

Securities Offered	$ aggregate principal amount of % Senior Notes due .

Maturity	Unless redeemed or purchased and cancelled prior thereto, the Notes will mature on , .

Interest	The Notes will bear interest from , 2024 at the rate of % per year, payable semi-annually in arrears.

Interest Payment Dates	and of each year, commencing on , 2024.

Guarantee	All payments of interest, principal, premium, if any, and additional amounts, if any, in respect of the Notes will be fully and unconditionally guaranteed by Chubb Limited.

Ranking	The Notes will be:

•	Chubb INA’s senior unsecured obligations;

•	equal in right of payment with all of Chubb INA’s other unsecured and unsubordinated indebtedness from time to time outstanding;

•	effectively subordinated to any secured indebtedness of Chubb INA or Chubb Limited, as the case may be, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all obligations of Chubb INA’s subsidiaries, including claims with respect to trade payables.

The guarantee will be:

•	Chubb Limited’s senior unsecured obligation;

•	equal in right of payment with all of Chubb Limited’s other unsecured and unsubordinated indebtedness from time to time outstanding; and

•	structurally subordinated to all obligations of Chubb Limited’s subsidiaries, including claims with respect to trade payables.

At December 31, 2023,

•	Chubb INA and its subsidiaries had a total of approximately $14.8 billion of indebtedness (including trust preferred securities) outstanding (other than trade payables and repurchase agreements).

•

Chubb Limited had approximately $14.8 billion of indebtedness (including trust preferred securities) outstanding (other than trade payables and repurchase agreements) on a consolidated basis, all of which is subsidiary indebtedness (at Chubb INA) and thus would be structurally senior to Chubb Limited’s guarantee of the Notes.

Additional Amounts	Chubb INA or Chubb Limited, as applicable, will, subject to certain exceptions and limitations set forth herein, pay additional amounts on the Notes as are necessary in order that the net payment by Chubb INA or Chubb Limited, as applicable, of the principal of, and premium, if any, and interest on the Notes, after withholding or deduction for any future tax, assessment or other governmental charge imposed by the applicable Taxing Jurisdiction (as defined herein) will not be less than the amount provided in the Notes to be then due and payable. See “Description of the Notes and Guarantee—Payment of Additional Amounts.”

Optional Redemption	Chubb INA may redeem the Notes in whole at any time or in part from time to time prior to , ( months prior to the maturity date of the Notes) (the “Par Call Date”), at its option, at a redemption price equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the redemption date (assuming the Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus     basis points less (b) interest accrued to the redemption date; and

•	100% of the principal amount of the Notes being redeemed;

plus, in either case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.

In addition, at any time on and after the Par Call Date, Chubb INA may redeem some or all of the Notes, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes being redeemed to, but excluding, the redemption date. See “Description of the Notes and Guarantee—Optional Redemption.”

Redemption for Tax Reasons	Chubb INA may redeem the Notes at its option in whole but not in part if the tax laws of the applicable Taxing Jurisdiction change and Chubb INA or Chubb Limited becomes obligated to pay additional amounts on the Notes to be redeemed as described under “Description of the Notes and Guarantee—Payments of Additional Amounts.” This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the Notes to, but excluding, the redemption date. See “Description of the Notes and Guarantee—Redemption for Tax Reasons.”

Sinking Fund	None.

Covenants	The indenture under which Chubb INA will issue the Notes contains covenants that, among other things, limit the ability of Chubb Limited and Chubb INA to (1) dispose of, or incur indebtedness secured by, the capital stock of designated subsidiaries and (2) engage in certain mergers, consolidations, amalgamations and sales of all or substantially all of their assets. See “Description of Chubb INA Debt Securities and Chubb Guarantee—Covenants Applicable to Chubb INA Senior Debt Securities” in the accompanying prospectus.

Use of Proceeds	Chubb INA intends to use the net proceeds from this offering for general corporate purposes, including the repayment at maturity of the $700 million of its outstanding 3.35% senior notes due May 15, 2024 (the “Notes due May 2024”). See “Use of Proceeds.”

Additional Issuances	Chubb INA may from time to time, without giving notice to or seeking the consent of the holders of the Notes, issue debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the amount and date of the first interest payment) as, and ranking equally and ratably with, the Notes offered hereby. Any additional debt securities having such similar terms, together with the Notes offered hereby, will constitute a single series of securities under the indenture governing the Notes; provided that such additional debt securities are fungible with the Notes offered hereby for U.S. federal income tax purposes.

Denominations and Form	Chubb INA will issue the Notes in the form of one or more fully registered global securities registered in the name of the nominee of DTC. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream and Euroclear will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form and will not be considered holders of Notes under the indenture. The Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	Investing in the Notes involves risks. See “Risk Factors” for a description of certain risks you should particularly consider before investing in the Notes.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	New York.

Summary Consolidated Financial and Other Data of Chubb

The following table presents Chubb’s summary consolidated financial and other data as of and for the dates and periods indicated. The following consolidated statement of operations data for the years ended December 31, 2023, 2022 and 2021 and the consolidated balance sheet data as of December 31, 2023 and 2022 have been derived from the audited consolidated financial statements of Chubb contained in its Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated into this prospectus supplement and the accompanying prospectus by reference.

Effective January 1, 2023, Chubb adopted the Long-Duration Targeted Improvements (“LDTI”) U.S. GAAP guidance, which principally impacted the Life Insurance segment. LDTI requires more frequent updating of assumptions and a standardized discount rate for long-duration contracts, a requirement to use the fair value measurement model for policies with market risk benefits, and amortization of deferred acquisition costs on a constant level basis. Under LDTI, Chubb’s reinsurance programs covering variable annuity guarantees (principally guaranteed minimum death benefits and guaranteed minimum income benefits) meet the definition of market-risk benefits (“MRB”) and are measured at fair value and are now reported within “Market risk benefits” in the financial statements. Operations data and selected data for the years ended December 31, 2022 and 2021 and balance sheet data as of December 31, 2022 have been adjusted accordingly.

The following information is only a summary and is not necessarily indicative of the results of future operations. You should read this summary consolidated financial and other data together with Chubb’s consolidated financial statements that are incorporated by reference into this prospectus supplement and the accompanying prospectus and their accompanying notes and management’s discussion and analysis of financial condition and results of operations contained in such reports.

	Year ended December 31,
		As Adjusted
	2023	2022	2021
	(in millions of U.S. dollars)
Operations data:
Net premiums written	$47,361	$41,720	$37,827
Increase in unearned premiums	(1,649)	(1,360)	(1,535)

Net premiums earned	45,712	40,360	36,292
Net investment income	4,937	3,742	3,456
Net realized gains (losses)	(607)	(1,085)	1,030
Market risk benefit gains (losses)	(307)	80	91

Total revenues	49,735	43,097	40,869

Losses and loss expenses	24,100	22,572	21,030
Policy benefits	3,628	2,314	1,740
Policy acquisitions costs	8,259	7,339	6,758
Administrative expenses	4,007	3,395	3,135
Interest expense	672	570	492
Other (income) expenses	(836)	89	(2,367)
Amortization of purchased intangibles	310	285	287
Cigna integration expenses	69	48	—

Total expenses	40,209	36,612	31,075

Income before income tax	9,526	6,485	9,794
Income tax expense	511	1,239	1,269

Net income	$9,015	$5,246	$8,525

Net loss attributable to noncontrolling interests	(13)	—	—

Net income attributable to Chubb	$9,028	$5,246	$8,525

	At December 31,
		As Adjusted
	2023	2022
	(in millions of U.S. dollars)
Balance sheet data:
Total investments	$136,735	$113,551
Total assets	230,682	199,017
Net unpaid losses and loss expenses	62,238	58,661
Long-term debt	13,035	14,402
Trust preferred securities	308	308
Total liabilities	166,991	148,498
Chubb shareholders’ equity	59,507	50,519
Total shareholders’ equity	63,691	50,519

	Year ended December 31,
	2023	2022
Selected data:
Loss and loss expenses ratio(1)	60.6%	62.0%
Underwriting and administrative expense ratio(2)	25.9%	25.6%
Combined ratio(3)	86.5%	87.6%

(1)

The Loss and loss expense ratio is calculated by dividing Losses and loss expenses, excluding the Life Insurance segment, by Net premiums earned—excluding Life Insurance segment. Losses and loss expenses for the Life Insurance segment were $114 million, $85 million and $150 million for the years ended December 31, 2023, 2022 and 2021, respectively.

(2)

The Underwriting and administrative expense ratio is calculated by dividing the Policy acquisition costs and administrative expenses, excluding the Life Insurance segment, by Net premiums earned—excluding Life Insurance segment. Policy acquisition costs and administrative expenses for the Life Insurance segment were $1,860 million, $1,295 million and $884 million, for the years ended December 31, 2023, 2022 and 2021, respectively.

(3)	The combined ratio is the sum of the Loss and loss expense ratio and the Underwriting and administrative expense ratio.

RISK FACTORS

You should carefully consider the following risk factors and the information discussed in “Risk Factors” in Chubb’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information included or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus, before making an investment decision. The risk factors included, incorporated by reference or otherwise referred to herein are not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally.

The Notes are effectively subordinated to the indebtedness of our subsidiaries.

Both Chubb Limited and Chubb INA conduct their operations through subsidiaries, which generate a substantial portion of their respective core operating income and cash flow. As a result, distributions or advances from subsidiaries of Chubb INA and Chubb Limited are a major source of funds necessary for Chubb INA and Chubb Limited to meet their respective debt service and other obligations. Contractual provisions, laws or regulations, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of Chubb INA or Chubb Limited to obtain cash required to pay Chubb INA’s debt service obligations, including payments on the Notes, or Chubb Limited’s payment obligations under the guarantee. The Notes will be structurally subordinated to all obligations of Chubb INA’s subsidiaries, including claims with respect to trade payables. Chubb Limited’s guarantee of the Notes will be structurally subordinated to all obligations of Chubb Limited’s subsidiaries, including claims with respect to trade payables. This means that holders of the Notes will have a junior position to the claims of creditors of Chubb INA’s subsidiaries on their assets and earnings, and holders of the guarantee will have a junior position to the claims of creditors of Chubb Limited’s subsidiaries on their assets and earnings. At December 31, 2023, Chubb INA and its subsidiaries had a total of approximately $14.8 billion of indebtedness (including trust preferred securities) outstanding (other than trade payables and repurchase agreements). At December 31, 2023, Chubb Limited had approximately $14.8 billion of indebtedness (including trust preferred securities) outstanding (other than trade payables and repurchase agreements) on a consolidated basis, all of which is subsidiary indebtedness (at Chubb INA) and thus would be structurally senior to Chubb Limited’s guarantee of the Notes.

The Notes are not secured by any of our assets and any secured creditors would have a prior claim on our assets.

The Notes are not secured by any of our assets. The terms of the indenture permit us to issue secured indebtedness, subject to certain limitations, without equally and ratably securing the Notes. See “Description of Chubb INA Debt Securities and Chubb Guarantee—Covenants Applicable to Chubb INA Senior Debt Securities” in the accompanying prospectus. If we become insolvent or are liquidated, or if payment under any of the agreements governing any secured debt is accelerated, the lenders under our secured debt agreements will be entitled to exercise the remedies available to a secured lender. Accordingly, the secured lenders will have a prior claim on our assets to the extent of their liens, and it is possible that there will be insufficient assets remaining from which claims of the holders of these Notes can be satisfied. As of the date of this prospectus supplement, we do not have significant amounts of secured indebtedness.

We may choose to redeem the Notes prior to maturity.

We may redeem some or all of the Notes at any time and from time to time as described under the caption “Description of the Notes and Guarantee—Optional Redemption.” Although the Notes contain make-whole provisions during certain periods designed to compensate you for the lost value of your Notes if Chubb INA redeems your Notes prior to maturity, the make-whole provisions are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of Notes.

Negative covenants in the indenture offer only limited protection to holders of the Notes.

The indenture governing the Notes contains negative covenants that apply to us and our subsidiaries. However, the indenture does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness that is equal in right of payment to the Notes;

•	restrict our ability to repurchase or redeem our securities;

•	restrict our ability to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes; or

•	restrict our ability to make investments.

Our credit ratings may not reflect all risks of your investment in the Notes and these ratings could be lowered at any time.

The credit ratings assigned to the Notes are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of its rating may be obtained from each rating agency. There can be no assurance that the credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by a rating agency, if, in the rating agency’s judgment, circumstances so warrant. For example, any ratings in effect on the date of this prospectus supplement could be lowered prior to the original issue date for the Notes or shortly thereafter. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the Notes and increase our corporate borrowing costs.

There may not be an active trading market for the Notes and future trading prices of the Notes will depend upon many factors.

The Notes are a new issue of securities for which there is currently no trading market and we do not intend to apply for listing of the Notes on any securities exchange. In addition, although the underwriters may make a market in the Notes after we complete the offering, they have no obligation to do so and may discontinue their market-making with respect to the Notes at any time without notice. Any market-making activity will be subject to the limits imposed by U.S. federal securities laws and may be limited during the offering of the Notes.

If an active trading market does not develop or is not maintained with respect to the Notes, the market prices and liquidity of the Notes may be adversely affected. In that case, you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price. The liquidity of any market for the Notes will depend on a number of factors, including:

•	time remaining to the maturity of the Notes;

•	the number of holders of the Notes;

•	our ratings published by major credit rating agencies;

•	our financial performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Notes; and

•	prevailing interest rates.

USE OF PROCEEDS

We expect the net proceeds from the sale of the Notes to be approximately $   billion, after deducting our offering expenses and the underwriting discount. All of these net proceeds will be received outside Switzerland and will be used in a manner which will not constitute a detrimental use of proceeds in Switzerland for Swiss withholding tax purposes. Chubb INA intends to use the net proceeds from this offering for general corporate purposes, including the repayment at maturity of the $700 million of its outstanding Notes due May 2024. Pending application of the net proceeds, we may make such net proceeds available to our affiliates or invest them in marketable securities.

CAPITALIZATION OF CHUBB

The following table sets forth, at December 31, 2023, Chubb’s consolidated cash, short-term debt and capitalization on (i) an actual basis and (ii) an as adjusted basis giving effect to the sale of the Notes and the use of a portion of the proceeds to repay at maturity the Notes due May 2024. You should read this table in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	At December 31, 2023
	Actual	As Adjusted
	(in millions of U.S. dollars)
Cash	$2,621	$

Short-term debt (including current maturities of long-term debt), excluding repurchase agreements	$1,460	$

Long-term debt(1):
Subsidiary debt:
Chubb INA senior notes due 2025	$799	$
Chubb INA senior notes due 2026	1,497
Chubb INA senior notes due 2027	623
Chubb INA senior notes due 2028	974
Chubb INA debentures due 2029	100
Chubb INA senior notes due 2029	758
Chubb INA senior notes due 2030	994
Chubb INA senior notes due 2031	621
Chubb INA debentures due 2031	230
Chubb INA senior notes due 2036	298
Chubb INA senior notes due 2037	918
Chubb INA senior notes due 2038	971
Chubb INA senior notes due 2038	718
Chubb INA senior notes due 2043	471
Chubb INA senior notes due 2045	1,486
Chubb INA senior notes due 2051	593
Chubb INA senior notes due 2061	984
Chubb INA Notes offered hereby	—
Subsidiary trust preferred securities:
Chubb INA capital securities due 2030	308

Total long-term indebtedness	$13,343	$
Shareholders’ equity:
Common shares	241
Common shares in treasury	(4,400)
Additional paid-in capital	15,665
Retained earnings	54,810
Accumulated other comprehensive income (loss)	(6,809)

Total Chubb shareholders’ equity	59,507
Noncontrolling interests	4,184

Total shareholders’ equity	63,691

Total capitalization	$77,034	$

(1)

The carrying value of the Chubb Corporation long-term debt assumed in the acquisition of Chubb Corporation reflects its fair value at the time of the acquisition less amortization of the premium since the acquisition date. The carrying value of all other long-term debt is the principal amount less discount and debt issuance costs.

DESCRIPTION OF THE NOTES AND GUARANTEE

We have summarized the provisions of the Notes below. The Notes constitute “Chubb INA senior debt securities” described in the accompanying prospectus. This summary supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Chubb INA senior debt securities under the caption “Description of Chubb INA Debt Securities and Chubb Guarantee” in the accompanying prospectus. In this section, “Chubb INA” refers to Chubb INA Holdings Inc., the issuer of the Notes, and “Chubb” refers to Chubb Limited, the guarantor of the Notes and, in each case, not to any of their respective subsidiaries.

General

The Notes will be issued as a series of debt securities under the indenture dated as of August 1, 1999 among Chubb INA, as issuer, Chubb, as guarantor, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee, as amended by the first supplemental indenture dated as of March 13, 2013 between Chubb, Chubb INA and the trustee. This indenture constitutes the “Chubb INA senior indenture” described in the accompanying prospectus.

The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that Chubb INA may issue thereunder and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. Chubb INA may from time to time, without giving notice to or seeking the consent of the holders of the Notes offered hereby, issue debt securities with the same terms as the Notes offered hereby (except for the issue date and, in some cases, the public offering price and the amount and date of the first interest payment) and ranking equally and ratably with the Notes offered hereby. Any additional debt securities having such similar terms, together with the Notes offered hereby, will constitute a single series of securities under the indenture, including for purposes of voting and redemptions; provided that such additional debt securities are fungible with Notes offered hereby for U.S. federal income tax purposes. No such additional debt securities may be issued if an “event of default” (as such term is defined in the accompanying prospectus) has occurred and is continuing with respect to the Notes.

The Notes will initially be limited to $  in aggregate principal amount and will mature on   ,  . The Notes will bear interest at the rate of % per year from the original issue date (   , 2024), or from the most recent interest payment date to which interest has been paid or provided for.

Chubb INA will make interest payments on the Notes semi-annually in arrears on       and       of each year, beginning on   , 2024, to the holders of record at the close of business on the immediately preceding June 1 and December 1, respectively (whether or not a business day). Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day. “Business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

Chubb INA will issue the Notes only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Guarantee

Chubb will fully and unconditionally guarantee all payments of interest, principal, premium, if any, and additional amounts, if any, in respect of the Notes as described in the accompanying prospectus under “Description of Chubb INA Debt Securities and Chubb Guarantee—Chubb Guarantee.”

Ranking

The Notes will be senior unsecured obligations of Chubb INA and will rank equally in right of payment with all of Chubb INA’s other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantee will be a senior unsecured obligation of Chubb and will rank equally in right of payment with all of Chubb’s other unsecured and unsubordinated indebtedness from time to time outstanding.

The Notes will be effectively subordinated to any secured indebtedness of Chubb INA or Chubb, as the case may be, to the extent of the value of the assets securing such indebtedness. The indenture does not limit the amount of debt that Chubb INA, Chubb or their respective subsidiaries can incur. However, the indenture does restrict the ability of Chubb INA, Chubb and their respective subsidiaries to incur secured debt. See “Description of Chubb INA Debt Securities and Chubb Guarantee—Covenants Applicable to Chubb INA Senior Debt Securities” in the accompanying prospectus.

In addition, both Chubb and Chubb INA conduct their operations through subsidiaries, which generate a substantial portion of their respective core operating income and cash flow. As a result, distributions or advances from subsidiaries of Chubb INA and Chubb are a major source of funds necessary for Chubb INA and Chubb to meet their respective debt service and other obligations. Contractual provisions, laws or regulations, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of Chubb INA or Chubb to obtain cash required to pay Chubb INA’s debt service obligations, including payments on the Notes, or Chubb’s payment obligations under the guarantee. The Notes will be structurally subordinated to all obligations of Chubb INA’s subsidiaries, including claims with respect to trade payables. The guarantee will be structurally subordinated to all obligations of Chubb’s subsidiaries, including claims with respect to trade payables. This means that holders of the Notes will have a junior position to the claims of creditors of Chubb INA’s subsidiaries on their assets and earnings, and holders of the guarantee will have a junior position to the claims of creditors of Chubb’s subsidiaries on their assets and earnings. At December 31, 2023, Chubb INA and its subsidiaries had a total of approximately $14.8 billion of indebtedness (including trust preferred securities) outstanding (other than trade payables and repurchase agreements). At December 31, 2023, Chubb had approximately $14.8 billion of indebtedness (including trust preferred securities) outstanding (other than trade payables and repurchase agreements) on a consolidated basis, all of which is subsidiary indebtedness (at Chubb INA) and thus would be structurally senior to Chubb’s guarantee of the Notes.

Payments of Additional Amounts

Chubb INA or, in the event that payments are required to be made by Chubb pursuant to its obligations under the guarantee, Chubb will, subject to the exceptions and limitations set forth below, pay such additional amounts as are necessary in order that the net payment by Chubb INA, Chubb or a paying agent of the principal of, and premium, if any, and interest on the Notes to a holder, after withholding or deduction for any future tax, assessment or other governmental charge imposed by the United States, Switzerland or any other jurisdiction in which Chubb INA or Chubb or, in each case, any successor person substituted in accordance with the Indenture may be organized or resident for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)

to any tax, assessment or other governmental charge that would not have been imposed but for the holder (or the beneficial owner for whose benefit such holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been engaged in a trade or business in the Taxing Jurisdiction or having or having had a permanent establishment in the Taxing Jurisdiction;

(b) having a current or former connection with the Taxing Jurisdiction (other than a connection arising solely as a result of the ownership of the Notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the Taxing Jurisdiction;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a “10-percent shareholder” of Chubb INA or Chubb as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)

to any holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)

to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the Taxing Jurisdiction or any taxing authority therein or by an applicable income tax treaty to which the Taxing Jurisdiction is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)	to any U.S. federal backup withholding tax;

(5)	to any tax, assessment or other governmental charge that is payable otherwise than by withholding by Chubb INA, Chubb or a paying agent from the payment;

(6)

to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(7)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(8)

to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

(9)

to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10)

to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement; or

(11)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” neither Chubb INA nor Chubb will be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons”, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “U.S. person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Redemption for Tax Reasons

Chubb INA will be entitled to redeem the Notes, at its option, at any time in whole but not in part, upon not less than 10 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event that Chubb INA or Chubb has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any additional amounts as a result of:

•

a change in or an amendment to the laws (including any regulations promulgated thereunder) of a Taxing Jurisdiction, which change or amendment is announced after the date of this prospectus supplement; or

•

any change in or amendment to any official position regarding the application or interpretation of the laws or regulations of a Taxing Jurisdiction, which change or amendment is announced after the date of this prospectus supplement, and, in each case, Chubb INA or Chubb, as applicable, cannot avoid such obligation by taking reasonable measures available to it.

Before Chubb INA publishes or mails any notice of redemption of the Notes, as described above, it will deliver to the trustee an officer’s certificate to the effect that it cannot avoid its obligation to pay additional amounts by taking reasonable measures available to it and an opinion of independent legal counsel of recognized standing stating that Chubb INA or Chubb, as applicable, would be obligated to pay additional amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

Optional Redemption

Chubb INA may redeem the Notes in whole at any time or in part from time to time prior to    ,   (   months prior to the maturity date of the Notes) (the “Par Call Date”), at its option, at a redemption price equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the redemption date (assuming the Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus   basis points less (b) interest accrued to the redemption date; and

•	100% of the principal amount of the Notes being redeemed;

plus, in either case, accrued and unpaid interest on the Notes being redeemed to, but excluding, the redemption date.

In addition, at any time on and after the Par Call Date, Chubb INA may redeem some or all of the Notes, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes being redeemed to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by Chubb INA in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Chubb INA after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Chubb INA shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, Chubb INA shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, Chubb INA shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Chubb INA shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Chubb INA’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless Chubb INA defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

In addition, Chubb INA may at any time purchase any of the Notes by tender, in the open market or by private agreement, subject to applicable law.

Other Provisions of the Notes

Defeasance and covenant defeasance will apply to the Notes under the terms of the indenture.

Sinking Fund

The Notes will not have the benefit of any sinking fund.

Notices

Chubb INA will mail notices and communications to a holder’s address as shown on the applicable security register.

Paying Agents and Transfer Agents

The trustee will be the paying agent and transfer agent for the Notes.

Governing Law

The indenture is, and the Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Trustee

The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), is the trustee under the indenture. The trustee and its affiliates also perform commercial banking services for us for which they receive customary fees.

Book-Entry Delivery and Form; Global Note

Global Notes

We will issue the Notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States) or Clearstream or Euroclear in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by NYSE Euronext and the Financial Industry Regulatory Authority, Inc.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the indenture and under such Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the indenture or under such Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of such Notes under the indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

We will issue certificated Notes to each person that DTC identifies as the beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an Event of Default with respect to the Notes has occurred and is continuing, and DTC requests the issuance of certificated Notes; or

•	we determine not to have the Notes represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the Notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Notes to be issued.

CERTAIN TAX CONSEQUENCES

United States

The following is a general discussion of certain United States federal tax consequences of the acquisition, ownership and disposition of the Notes by initial holders of Notes, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations thereunder and administrative rulings and court decisions, all as of the date hereof, and all of which are subject to change, possibly retroactively. Unless otherwise stated, this discussion is limited to the tax consequences to those persons who are original beneficial owners of the Notes (“Holders”) who purchase Notes at their original issue price (generally the first price at which a substantial amount of the Notes are sold for money to the public, not including purchases by bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and who hold such Notes as capital assets, within the meaning of Section 1221 of the Code, and assumes that such issue price is the price stated on the cover of this offering memorandum. This discussion does not consider any specific facts or circumstances or special tax rules that may apply to a particular Holder based on its status (including, for example, a bank, a financial institution, an accrual method taxpayer that files applicable financial statements (as described in section 451(b) of the Code), an insurance company, a passive foreign investment company, a controlled foreign corporation, an individual retirement or other tax-deferred account, an S corporation, a broker-dealer or dealer or trader in securities or currencies, a tax-exempt organization, a partnership or other pass-through entity, an expatriate, a real estate investment trust, a regulated investment company, a person that holds securities as part of a straddle, hedge, conversion transaction, or other integrated investment, a person who owns directly, indirectly or constructively, five percent (5%) or more of Chubb Limited’s stock, persons who are members of an “expanded group” with Chubb INA within the meaning of the Treasury regulations under Section 385 of the Code, or a government or its controlled entities). This discussion also does not address the tax consequences to U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar. In addition, this discussion does not address any U.S. federal alternative minimum tax, Medicare tax on unearned income or estate and gift tax consequences or any aspect of state, local or foreign taxation. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and we cannot assure you that the IRS will agree with such statements and conclusions.

For purposes of this discussion, a “U.S. Holder” means a Holder that is, for U.S. federal income tax purposes, (1) a citizen or resident of the United States, (2) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons (as defined under the Code) who have the authority to control all substantial decisions of the trust or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A Non-U.S. Holder is a Holder that is neither a U.S. Holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds the Notes, the tax treatment of a partner thereof will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding the Notes should consult their tax advisors as to the tax consequences to them of the purchase, ownership and disposition of the Notes by the partnership.

Certain Contingent Payments

Although the matter is not free from doubt, we believe, and we intend to take the position, that the Notes should not be characterized as contingent payment debt instruments under United States federal income tax law even though the Notes provide for certain contingent payments. See “Description of the Notes and Guarantee—Payment of Additional Amounts,” “Description of the Notes and Guarantee—Redemption for Tax Reasons,” and “Description of the Notes and Guarantee—Optional Redemption.” Our determination is binding on a Holder unless such Holder discloses its contrary position in the manner required by applicable Treasury Regulations.

Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, a Holder might be required to accrue interest income at a higher rate than the stated interest rate on the Notes, and to treat as ordinary income any gain realized on the taxable disposition of a Note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof.

U.S. Federal Income Taxation of U.S. Holders

Payments of interest—Interest on a Note will be “qualified stated interest,” as that term is defined in the Code and the Treasury Regulations, and generally will be taxable to a U.S. Holder as ordinary income at the time it is accrued or is received in accordance with the U.S. Holder’s method of accounting for tax purposes. In addition to interest payments on the Notes, U.S. Holders will be required to include in income any additional amounts described above in “Description of the Notes and Guarantee—Payments of Additional Amounts” and any interest payments from Chubb Limited pursuant to the guarantee. Interest income on a Note (including interest payments from Chubb Limited under the guarantee) generally will be considered United States source income.

See the discussion below under “Information Reporting and Backup Withholding” regarding certain information we may be required to provide to the IRS with respect to payments to U.S. Holders and circumstances under which we may be required to withhold U.S. federal income tax on payments to U.S. Holders.

Disposition—In general, a U.S. Holder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of the Notes measured by the difference between (1) the amount realized (except to the extent attributable to accrued but unpaid interest, which is treated as interest as described above) and (2) the U.S. Holder’s adjusted tax basis in the Notes. A U.S. Holder’s adjusted tax basis in the Notes generally will equal the cost of the Notes to the U.S. Holder reduced by any payments other than qualified stated interest made on such Note.

Any gain or loss recognized by a U.S. Holder upon the sale, exchange, redemption or other taxable disposition of the Notes will generally be capital gain or loss and will be long-term capital gain or loss, provided the Notes had been held by such U.S. Holder for more than one year at the time of disposition. In the case of individual U.S. Holders, long-term capital gain is currently subject to a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses by U.S. Holders is subject to limitations.

U.S. Federal Income Taxation of Non-U.S. Holders

Payments of Interest—Subject to the discussions of FATCA (as defined below) and backup withholding below, payments of interest on the Notes to a Non-U.S. Holder will not be subject to withholding of U.S. federal income tax or U.S. withholding tax, unless such payments are effectively connected with the conduct of a U.S. trade or business, and in the case of a treaty resident, attributable to a U.S. permanent establishment (or a fixed base) maintained in the United States by the Non-U.S. Holder, provided that:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of Chubb INA’s or Chubb Limited’s stock entitled to vote;

•	the Non-U.S. Holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	the Non-U.S. Holder is not a controlled foreign corporation that is actually or constructively related to Chubb INA through stock ownership; and

•

either (a) the beneficial owner of the Notes certifies to us or our agent on IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form), depending on the Non-U.S. Holder’s circumstances, under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”) holds the Notes on behalf of the beneficial owner and certifies to us or our agent, under penalties of perjury, that a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form), depending on the Non-U.S. Holder’s circumstances, has been received by it from the Non-U.S. Holder or a qualifying intermediary and furnishes a copy to our agent; provided that a non-United States Financial Institution may fulfill the certification requirement by providing a Form W-8IMY to us certifying that it has entered into an agreement with the IRS to be treated as a qualifying intermediary.

The requirements set forth in the bulleted clauses above are known as the “Portfolio Interest Exception.”

If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exception, payments of interest made to such Non-U.S. Holder will be subject to U.S. federal withholding tax at a 30% rate unless the beneficial owner of the Note provides us or our agent, as the case may be, with a properly executed:

•

IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form), depending on the Non-U.S. Holder’s circumstances, claiming, under penalties of perjury, an exemption from, or reduction in, the U.S. federal withholding tax rate under a tax treaty (a “Treaty Rate”), or

•

IRS Form W-8ECI (or successor form) stating that interest paid on the Note is not subject to the U.S. federal withholding tax because it is effectively connected with a U.S. trade or business of the beneficial owner (in which case such interest will be subject to U.S. federal income tax rates on a net income basis as described below).

The certification requirement described above also may require a Non-U.S. Holder that provides an IRS Form or that claims a Treaty Rate to provide its U.S. taxpayer identification number.

Each Non-U.S. Holder is urged to consult its own independent tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not serve to avoid withholding if we have actual knowledge or reason to know that statements on the form are false.

If interest on the Notes is “effectively connected,” as that term is defined in the Code and the Treasury Regulations, with a U.S. trade or business of the Non-U.S. Holder (and if required by an applicable treaty, attributable to a U.S. permanent establishment of the Non-U.S. Holder), the Non-U.S. Holder, although exempt from the U.S. federal withholding tax described above (provided that the certification requirements described above are satisfied), will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation and interest on the Note is effectively connected with its U.S. trade or business (and if required by applicable treaty, attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), such Non-U.S. Holder may be subject to an additional branch profits tax at a rate of 30% (unless reduced by treaty) in respect of such interest. A Non-U.S. Holder that is engaged in the conduct of a trade or business in the United States is urged to consult its tax advisors regarding the U.S. tax consequences of the ownership and disposition of the Notes.

Disposition—Subject to the discussions of FATCA and backup withholding below, except with respect to accrued and unpaid interest (which is subject to the rules discussed above under “—U.S. Federal Income Taxation of Non-U.S. Holders—Payment of Interest”), a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or other disposition of the Notes, unless (a) that Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met or (b) the gain is effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained in the United States by the Non-U.S. Holder). If the exception under (a) applies, the Non-U.S. Holder will be subject to tax equal to 30% on the gain realized except as provided under an applicable treaty. If the exception under (b) applies, the Non-U.S. Holder will be subject to U.S. federal income tax as described under “—U.S. Federal Income Taxation of U.S. Holders—Disposition” unless an applicable treaty provides otherwise, and if such holder is a corporation, it may be subject to an additional 30% branch profits tax (unless reduced by treaty). Accrued and unpaid interest realized on a sale, exchange or other disposition of a Note will be subject to U.S. federal income tax to the extent interest would have been subject to U.S. federal income tax as described under “—U.S. Federal Income Taxation of Non-U.S. Holders—Payments of Interest.”

Information Reporting and Backup Withholding

We will, where required, report to Holders and the IRS the amount of any interest paid on the Notes in each calendar year and the amounts of federal tax withheld, if any, with respect to payments. A U.S. Holder may be subject to information reporting and to backup withholding with respect to payments of interest made on the Notes, or on proceeds of the disposition of the Notes before maturity, unless that U.S. Holder provides a correct taxpayer identification number or proof of an applicable exemption, and otherwise complies with applicable requirements of the information reporting and backup withholding rules.

Under the Treasury Regulations, backup withholding and information reporting will not apply to payments made by us or any agent thereof (in its capacity as such) to a Non-U.S. Holder if such Non-U.S. Holder has provided the required certification that it is not a U.S. person on the IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form), depending on the Non-U.S. Holder’s circumstances, or has otherwise established an exemption (provided that neither Chubb INA nor its agent has actual knowledge that such Holder is a U.S. person or that the conditions of any exemption are not in fact satisfied).

Payments of the proceeds from the sale of the Notes to or through a foreign office of a broker (as defined in applicable Treasury Regulations) will not be subject to information reporting or backup withholding, unless the broker is (1) a U.S. person, (2) a “controlled foreign corporation,” (3) a foreign person 50% or more of whose gross income for certain periods is effectively connected with a United States trade or business or (4) a foreign partnership, if, at any time during its taxable year, one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its taxable year, the foreign partnership is engaged in a United States trade or business, and the Non-U.S. Holder does not establish an exception as specified in the Treasury Regulations regarding backup withholding and information reporting, as applicable.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be refunded or credited against the Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS. No additional amounts will be payable to compensate for any such withheld amount. In addition, these rules may be modified pursuant to FATCA (defined below). Holders should consult their own tax advisors regarding its effect, if any, of any of these rules with respect to their particular situation.

Foreign Account Tax Compliance Act

Sections 1471 through to 1474 of the Code (including any regulations or official interpretations issued with respect thereof or agreements thereunder and any amended or successor provisions, “FATCA”) generally impose a withholding tax of 30% on payments of U.S. source interest and payments of gross proceeds from the disposition of a debt instrument producing such interest made to (i) a “foreign financial institution” (as defined in the Code) (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution is “deemed compliant,” complies with an applicable intergovernmental agreement and/or enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding certain United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (ii) a foreign entity that is not a financial institution in certain cases (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity, or certifies that it does not have any substantial United States owners. Certain countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk the Notes will be subject to the withholding described above, these agreements are expected to reduce the risk of such withholding for investors in (or indirectly holding Notes through financial institutions in) those countries. Proposed Treasury Regulations were published that eliminate withholding on payments of gross proceeds. Pursuant to the proposed Treasury Regulations, taxpayers, including the issuer and any withholding agent, may rely on these changes to FATCA withholding until the date when final Treasury Regulations are issued. In the event any withholding under FATCA is imposed with respect to any payments on the Notes, there generally will be no additional amounts payable to compensate for the withheld amount. Prospective purchasers of the Notes should consult their own tax advisors regarding the implications of FATCA on their investment in the Notes.

Swiss Taxation

Swiss Withholding Tax (Verrechnungssteuer)

Under current Swiss law and practice of the Swiss federal tax administration, there is no Swiss withholding tax (Verrechnungssteuer) levied by Switzerland under the Swiss withholding tax act (Verrechnungssteuergesetz, SR 642.21) on interest paid under the Notes or Chubb Limited’s guarantee of the Notes, if the proceeds from the Notes are neither directly nor indirectly used in Switzerland in a manner which would be detrimental for Swiss withholding tax purposes (it is not contemplated to use the proceeds in Switzerland in such detrimental manner, see “Use of Proceeds”), and if Chubb INA is domiciled and has its place of effective management outside Switzerland, in each case as interpreted by the Swiss federal tax administration and/or Swiss courts, at any time while the Notes are outstanding.

Automatic Exchange of Information

In the context of the repeal of the EU Savings Directive by the European Commission by Council Directive (EU) 2015/2060 of November 10, 2015 with effect from January 1, 2017 in the case of Austria and from January 1, 2016 in the case of all other Member States (subject to on-going requirements to fulfill administrative obligations such as the reporting and exchange of information relating to, and accounting for withholding taxes on, payments made before those dates), Switzerland and the European Community signed on May 27, 2015 an amendment protocol to the Agreement, which introduced an extended automatic exchange of information regime in lieu of the withholding system, and expands the range of payments covered.

The Swiss Federal Act on the International Automatic Exchange of Information (AEOI) in Tax Matters entered into force on January 1, 2017.

The AEOI is being introduced in Switzerland through bilateral agreements or multilateral agreements. On this basis, Switzerland began to collect data in respect of financial assets, including, as the case may be, bonds, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a EU member state or in a treaty state, depending on the effective date of the respective agreement, in 2017 or 2018, as the case may be, and began to exchange such data in 2018 or 2019, as the case may be.

Issue or Transfer Stamp Taxes

The issuance of Notes is not subject to issue or transfer stamp taxes provided under the Swiss stamp tax act (Stempelabgabengesetz, SR 641.10). Secondary market transactions in Notes may be subject to transfer stamp tax of up to 0.3% under the Swiss stamp tax act of the consideration paid, if a Swiss or Liechtenstein securities dealer (as defined in the Swiss stamp tax act) is involved in the transaction as party or as intermediary. Redemption of Notes is not subject to issue or transfer stamp taxes.

UNDERWRITING

We are offering the Notes described in this prospectus supplement through the underwriters named below for which Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC are acting as representatives. We have entered into a firm commitment underwriting agreement with the underwriters dated the date of this prospectus supplement. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of Notes listed next to its name in the following table:

Underwriter	Aggregate Principal Amount of the Notes
Citigroup Global Markets Inc.	$
HSBC Securities (USA) Inc.
Wells Fargo Securities, LLC

Total	$

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the Notes if they buy any of them. The underwriters will sell the Notes to the public when and if the underwriters buy the Notes from us.

The underwriters have advised us that they propose initially to offer the Notes to the public for cash at the applicable public offering price set forth on the cover of this prospectus supplement and may offer the Notes to certain dealers at such price less a concession not in excess of % of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of % of the principal amount of the Notes to certain other dealers. After the applicable initial public offering of the Notes, the public offering price (and any other selling terms) may be changed.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by us
Per Note		%
Total	$

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $  . The underwriters have agreed to reimburse Chubb INA for certain of its expenses in connection with the offering of the Notes.

We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Notes are a new issue of securities and there is currently no established trading markets for the Notes. We do not intend to apply for listing of the Notes on any securities exchange.

The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

In connection with the offering of the Notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the prices of the Notes. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Any of these activities, as well as other purchases by the underwriters for their own accounts, may stabilize or maintain the market prices of the Notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the Notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Certain of the underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking, corporate trust and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. For example, certain of the underwriters or their affiliates are lenders under certain of our credit facilities.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. For example, certain of the underwriters or their affiliates may own a portion of the Notes due May 2024, which is expected to be repaid at maturity using a portion of the net proceeds from this offering. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

It is expected that delivery of the Notes will be made against payment on or about   , 2024, which will be the third business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the Notes initially will settle on the third business day following the day of pricing (“T+3”), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Selling Restrictions

Switzerland

The offering of the Notes in Switzerland is exempt from the requirement to prepare and publish a prospectus under the Swiss Financial Services Act because such offering in Switzerland is made to professional clients within the meaning of the FinSA only and the Notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Notes.

Prohibition of Sales to EEA Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by the EU PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement is not a prospectus for the purposes of the EU Prospectus Regulation.

Prohibition of Sales to UK Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point(8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of the UK Prospectus Regulation.

Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from a requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purpose of the UK Prospectus Regulation.

In the UK, this prospectus supplement is being distributed only to and is directed only at: (i) persons who are “investment professionals” falling within Article 19(5) of the Order, (ii) high net worth companies, unincorporated associations and other bodies within the categories described in Article 49(2)(a) to (d) of the Order and (iii) any other persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Hong Kong

The contents of this prospectus supplement, the accompanying prospectus and any free writing prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement, the accompanying prospectus and/or any free writing prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the Notes. The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

South Korea

The Notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The Notes have not been listed on any securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Notes. By the purchase of the Notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Notes pursuant to the applicable laws and regulations of Korea.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the SFA by the Monetary Authority of Singapore and the offer of the Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulation 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities and securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the Notes except:

(1)

to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments)(Securities and Securities-based Derivatives Contracts) Regulations 2018.

Taiwan

The Notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the Notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The Notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the Notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

LEGAL MATTERS

The validity of the Notes will be passed upon for Chubb Limited and Chubb INA by Mayer Brown LLP, Chicago, Illinois. Certain legal matters with respect to Swiss law will be passed upon for Chubb Limited by Bär & Karrer AG, Zurich, Switzerland. Certain legal matters relating to the Notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Mayer Brown LLP and Simpson Thacher & Bartlett LLP may rely on the opinion of Bär & Karrer AG with respect to Swiss law.

WHERE YOU CAN FIND MORE INFORMATION

Chubb Limited

Chubb Limited files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and other information statements, and other information regarding issuers that file electronically with the SEC. Chubb Limited’s SEC filings are available to the public at the SEC’s internet site at http://www.sec.gov. The SEC file number for documents filed by Chubb Limited under the Exchange Act is 1-11778. Copies of Chubb Limited’s SEC filings are also available on the Investor Relations section of its website. Chubb’s internet address is http://www.chubb.com. Other than the information expressly incorporated by reference into this prospectus supplement and the accompanying prospectus, information on, or accessible through, Chubb’s website is not a part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

Chubb Limited is allowed to “incorporate by reference” the information it files with the SEC, which means that Chubb can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that Chubb Limited files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement and the accompanying prospectus. Chubb Limited incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the time of the offering to which this prospectus supplement relates is completed:

•	Chubb Limited’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

•

Those portions of Chubb Limited’s Proxy Statement for the 2023 Annual General Meeting of Shareholders filed on April 3, 2023, that are incorporated by reference in Chubb Limited’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

You may upon written or oral request obtain a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting Chubb via mail, telephone or email at:

Investor Relations

Chubb Limited

1133 Avenue of the Americas

11th Floor

New York, NY 10036

Telephone: +1 (212) 827-4400

E-mail: investorrelations@chubb.com

Chubb INA

Chubb INA, the issuer of the Notes, is an indirect wholly-owned subsidiary of Chubb Limited that was formed in December 1998. Chubb INA is a U.S. holding company and has no direct insurance operations. The obligations of Chubb INA under its debt securities described in the accompanying prospectus, including the Notes offered hereby, will be fully and unconditionally guaranteed by Chubb Limited. Chubb INA has an exemption from the information reporting requirements under the Exchange Act. So long as any guaranteed debt securities of Chubb INA are outstanding, Chubb Limited will include in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q summarized financial information concerning Chubb INA.

PROSPECTUS

Chubb Limited

Common Shares

and

Warrants to Purchase Common Shares

Chubb INA Holdings Inc.

Debt Securities

Fully and Unconditionally Guaranteed by

Chubb Limited

ACE Capital Trust III

ACE Capital Trust IV

Preferred Securities

Guaranteed to the Extent Provided in this Prospectus by

Chubb Limited

Chubb Limited, Chubb INA Holdings Inc., ACE Capital Trust III or ACE Capital Trust IV will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Chubb Limited’s common shares are traded on the New York Stock Exchange under the symbol “CB.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

Investment in any securities offered by this prospectus involves risk. See Risk Factors in Chubb Limited’s periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

The date of this prospectus is October 6, 2021.

i

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. None of Chubb Limited (“Chubb” and, together with its direct and indirect subsidiaries, the “Company,” “we,” “us” or “our,” except where it is made clear that the terms mean Chubb Limited only), Chubb INA Holdings Inc. (“Chubb INA”), ACE Capital Trust III or ACE Capital Trust IV (together, the “Chubb Trusts” and each a “Chubb Trust”) has authorized anyone else to provide you with different information. Chubb, Chubb INA and the Chubb Trusts are offering these securities only in states and other jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in any securities unless it is accompanied by supplemental offering documentation prepared in accordance with applicable law. Unless any supplemental offering documentation is prepared in accordance with the applicable requirements of, or recognized and approved under, the Swiss Financial Services Act (“FinSA”) and its implementing ordinance, the securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the FinSA, except to professional clients within the meaning of the FinSA only which will be individually approached by any dealer from time to time, and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Additionally, unless any supplemental offering documentation incorporating this prospectus is prepared in accordance with the applicable requirements of, or recognized and approved under, the FinSA and its implementing ordinance, neither this prospectus nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland, except to professional clients within the meaning of the FinSA only which will be individually approached by any dealer from time to time. In this prospectus, references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction. References to “CHF” are to Swiss francs.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Chubb, Chubb INA and the Chubb Trusts filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process, relating to the common shares, debt securities, debt securities guarantee, warrants, preferred securities and preferred securities guarantees described in this prospectus. Under this shelf process, any or all of Chubb, Chubb INA and the Chubb Trusts may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities Chubb, Chubb INA or a Chubb Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding Chubb, Chubb INA, the Chubb Trusts and the offered securities, please refer to the registration statement. Each time Chubb, Chubb INA or a Chubb Trust sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Any written or oral statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. The words “believe,” “anticipate,” “estimate,” “project,” “should,” “plan,” “expect,” “intend,” “hope,” “feel,” “foresee,” “will likely result,” “will continue,” and variations thereof and similar expressions, identify forward-looking statements. These forward-looking statements are subject to certain risks, uncertainties, and other factors that could, should potential events occur, cause actual results to differ materially from such statements. These risks, uncertainties, and other factors, which are described in more detail elsewhere herein and in other documents we file with the SEC, include but are not limited to:

•

actual amount of new and renewal business, premium rates, underwriting margins, market acceptance of our products, and risks associated with the introduction of new products and services and entering new markets; the competitive environment in which we operate, including trends in pricing or in policy terms and conditions, which may differ from our projections and changes in market conditions that could render our business strategies ineffective or obsolete;

•

losses arising out of natural or man-made catastrophes; actual loss experience from insured or reinsured events and the timing of claim payments; the uncertainties of the loss-reserving and claims-settlement processes, including the difficulties associated with assessing environmental damage and asbestos-related latent injuries, the impact of aggregate-policy-coverage limits, the impact of bankruptcy protection sought by various asbestos producers and other related businesses, and the timing of loss payments;

•

infection rates and severity of COVID-19 and related risks, and their effects on our business operations and claims activity, and any adverse impact to our insureds, brokers, agents, and employees; actual claims may exceed our best estimate of ultimate insurance losses incurred which could change including as a result of, among other things, the impact of legislative or regulatory actions taken in response to COVID-19;

•

changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; the ability to collect reinsurance recoverable, credit developments of reinsurers, and any delays with respect thereto and changes in the cost, quality, or availability of reinsurance;

•

uncertainties relating to governmental, legislative and regulatory policies, developments, actions, investigations, and treaties; judicial decisions and rulings, new theories of liability, legal tactics, and settlement terms; the effects of data privacy or cyber laws or regulation; global political conditions and possible business disruption or economic contraction that may result from such events;

•

developments in global financial markets, including changes in interest rates, stock markets, and other financial markets; increased government involvement or intervention in the financial services industry; the cost and availability of financing, and foreign currency exchange rate fluctuations; changing rates of inflation; and other general economic and business conditions, including the depth and duration of potential recession;

•

the availability of borrowings and letters of credit under our credit facilities; the adequacy of collateral supporting funded high deductible programs; the amount of dividends received from subsidiaries;

•

changes to our assessment as to whether it is more likely than not that we will be required to sell, or have the intent to sell, available for sale fixed maturity investments before their anticipated recovery;

•	actions that rating agencies may take from time to time, such as financial strength or credit ratings downgrades or placing these ratings on credit watch negative or the equivalent;

•

the effects of public company bankruptcies and accounting restatements, as well as disclosures by and investigations of public companies relating to possible accounting irregularities, and other corporate governance issues;

•

acquisitions made performing differently than expected, our failure to realize anticipated expense-related efficiencies or growth from acquisitions, the impact of acquisitions on our pre-existing organization, or announced acquisitions not closing; risks and uncertainties relating to our planned purchases of additional interests in Huatai Insurance Group Co., Ltd., including our ability to receive Chinese insurance regulatory approval and complete the purchases;

•

risks associated with being a Swiss corporation, including reduced flexibility with respect to certain aspects of capital management and the potential for additional regulatory burdens; share repurchase plans and share cancellations;

•	loss of the services of any of our executive officers without suitable replacements being recruited in a reasonable time frame;

•

the ability of our technology resources, including information systems and security, to perform as anticipated such as with respect to preventing material information technology failures or third-party infiltrations or hacking resulting in consequences adverse to Chubb or its customers or partners; the ability of our company to increase use of data analytics and technology as part of our business strategy and adapt to new technologies; and

•	management’s response to these factors and actual events (including, but not limited to, those described above).

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates such statements were made. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future events, or otherwise.

CHUBB LIMITED

Chubb Limited is the Swiss-incorporated holding company of the Chubb Group of Companies. Chubb Limited, which is headquartered in Zurich, Switzerland, and its direct and indirect subsidiaries are a global insurance and reinsurance organization, serving the needs of a diverse group of clients worldwide. At June 30, 2021, we had total assets of approximately $197 billion and shareholders’ equity of approximately $60 billion. Chubb Limited was incorporated in 1985 at which time it opened its first business office in Bermuda and continues to maintain operations in Bermuda. We have grown our business through increased premium volume, expansion of product offerings and geographic reach, and the acquisition of other companies to become a global property and casualty (P&C) leader.

With operations in 54 countries and territories, the Company provides commercial and personal property and casualty insurance, personal accident and supplemental health insurance (A&H), reinsurance, and life insurance to a diverse group of clients. We provide commercial insurance products and service offerings such as risk management programs, loss control, and engineering and complex claims management. We provide specialized insurance products ranging from Directors & Officers (D&O) and professional liability to various specialty-casualty and umbrella and excess casualty lines to niche areas such as aviation and energy. We also offer personal lines insurance coverage including homeowners, automobile, valuables, umbrella liability, and recreational marine products. In addition, we supply personal accident, supplemental health, and life insurance to individuals in select countries.

We serve multinational corporations, mid-size and small businesses with property and casualty insurance and risk engineering services; affluent and high net worth individuals with substantial assets to protect; individuals purchasing life, personal accident, supplemental health, homeowners, automobile, and specialty personal insurance coverage; companies and affinity groups providing or offering accident and health insurance programs and life insurance to their employees or members; and insurers managing exposures with reinsurance coverage.

We operate through six business segments: North America Commercial P&C Insurance, North America Personal P&C Insurance, North America Agricultural Insurance, Overseas General Insurance, Global Reinsurance, and Life Insurance.

The North America Commercial P&C Insurance segment comprises operations that provide P&C insurance and services to large, middle market, and small commercial businesses in the U.S., Canada, and Bermuda. This segment includes:

•	Major Accounts, the retail division focused on large institutional organizations and corporate companies,

•	Commercial Insurance, which includes the retail division focused on middle market customers and small businesses, and

•	Westchester and Chubb Bermuda, our wholesale and specialty divisions.

The North America Personal P&C Insurance segment includes the business written by Chubb Personal Risk Services division, which includes high net worth personal lines business, with operations in the U.S. and Canada. This segment provides affluent and high net worth individuals and families with homeowners, automobile and collector cars, valuable articles (including fine arts), personal and excess liability, travel insurance, and recreational marine insurance and services.

The North America Agricultural Insurance segment comprises our U.S. and Canadian-based businesses that provide a variety of coverages including crop insurance, primarily Multiple Peril Crop Insurance and crop-hail insurance through Rain and Hail Insurance Service, Inc. as well as farm and ranch and specialty P&C commercial insurance products and services through our Chubb Agribusiness unit.

The Overseas General Insurance segment comprises Chubb International and Chubb Global Markets (“CGM”). CGM, our London-based international specialty and excess and surplus lines business, includes Lloyd’s of London (“Lloyd’s”) Syndicate 2488, a wholly-owned Chubb syndicate supported by funds at Lloyd’s provided by Chubb Corporate Members. The syndicate is managed by Chubb’s Lloyd’s managing agency, Chubb Underwriting Agencies Limited. Chubb International maintains a presence in every major insurance market in the world and is organized geographically along product lines as follows: Europe, Middle East & Africa; Asia Pacific and Far East; and Latin America. Products offered include commercial P&C lines, including specialty coverages and services, and consumer lines, including A&H and personal lines insurance products.

The Global Reinsurance segment represents Chubb’s reinsurance operations, comprising Chubb Tempest Re Bermuda, Chubb Tempest Re USA, Chubb Tempest Re International, and Chubb Tempest Re Canada. Global Reinsurance markets reinsurance products worldwide under the Chubb Tempest Re brand name and provides solutions for small to mid-sized clients and multinational ceding companies. Global Re offers a broad array of traditional and non-traditional (e.g., loss portfolio transfer) P&C products.

The Life Insurance segment comprises Chubb’s international life operations, Chubb Tempest Life Re, and the North American supplemental A&H and life business of Combined Insurance.

Our product and geographic diversification differentiates us from the vast majority of our competitors and has been a source of stability during periods of industry volatility. Our long-term business strategy focuses on sustained growth in book value achieved through a combination of underwriting and investment income. By doing so, we provide value to our clients and shareholders through use of our substantial capital base in the insurance and reinsurance markets.

We are organized along a profit center structure by line of business and territory that does not necessarily correspond to corporate legal entities. Profit centers can access various legal entities subject to licensing and other regulatory rules. Profit centers are expected to generate underwriting income and appropriate risk-adjusted returns. Our corporate structure has facilitated the development of management talent by giving each profit center’s senior management team the necessary autonomy within underwriting authorities to make operating decisions and create products and coverages needed by its target customer base. We are focused on delivering underwriting profit by only writing policies which we believe adequately compensate us for the risk we accept.

Our insurance and reinsurance operations generate gross revenues from two principal sources: premiums and investment income. Cash flow is generated from premiums collected and investment income received less paid losses and loss expenses, policy acquisition costs, and administrative expenses. Invested assets are substantially held in liquid, investment grade fixed income securities of relatively short duration. Claims payments in any short-term period are highly unpredictable due to the random nature of loss events and the timing of claims awards or settlements. The value of investments held to pay future claims is subject to market forces such as the level of interest rates, stock market volatility, and credit events such as corporate defaults. The actual cost of claims is also volatile based on loss trends, inflation rates, court awards, and catastrophes. We believe that our cash balance, our highly liquid investments, credit facilities, and reinsurance protection provide sufficient liquidity to meet unforeseen claim demands that might occur in the near term.

Chubb’s principal executive offices are located at Baerengasse 32, Zurich CH-8001, Switzerland, and its telephone number is +41  (0)43 456 76 00.

CHUBB INA

Chubb INA is an indirect wholly-owned subsidiary of Chubb Limited that was formed in December 1998. Chubb INA is a U.S. holding company and has no direct insurance operations. Chubb INA’s principal assets are the capital stock of its insurance subsidiaries, which includes the companies that make up Chubb’s North America Commercial P&C Insurance, North America Personal P&C Insurance, North America Agricultural Insurance, Overseas General Insurance, Global Reinsurance and Life Insurance segments, as well as Corporate. At June 30, 2021, Chubb INA had shareholders’ equity of approximately $37 billion.

The principal executive offices of Chubb INA are located at 436 Walnut Street, Philadelphia, Pennsylvania 19106, and its telephone number is (215) 640-1000.

THE CHUBB TRUSTS

ACE Capital Trust III is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by Chubb, as original depositor of ACE Capital Trust III, and the Chubb trustees for ACE Capital Trust III and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 19, 1999. On August 5, 1999, Chubb assigned its rights and obligations as depositor of ACE Capital Trust III to Chubb INA. ACE Capital Trust IV is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by Chubb INA, as depositor of ACE Capital Trust IV, and the Chubb trustees for ACE Capital Trust IV, and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 14, 2002. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each Chubb Trust exists for the exclusive purposes of:

•	issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the Chubb Trust,

•	using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of Chubb INA subordinated debt securities, and

•

engaging in only those other activities necessary, convenient or incidental to the issuance and sale of the preferred securities and common securities and purchase of the Chubb INA subordinated debt securities.

Chubb INA will directly or indirectly own all of the common securities of each Chubb Trust. The common securities of a Chubb Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of that Chubb Trust. However, if an event of default under the restated trust agreement resulting from an event of default under the Chubb INA subordinated debt securities held by the Chubb Trust has occurred and is continuing, the rights of the holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, Chubb INA will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3 percent of the total capital of each Chubb Trust. Each of the Chubb Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of the other.

The following is true for each Chubb Trust unless otherwise disclosed in the related prospectus supplement:

•	each Chubb Trust has a term of approximately 55 years but may dissolve earlier;

•	each Chubb Trust’s business and affairs will be conducted by the trustees, referred to collectively as the Chubb trustees, appointed by Chubb INA, as the holder of all of the common securities;

•	Chubb INA, as the holder of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Chubb trustees;

•	the duties and obligations of the Chubb trustees will be governed by the amended and restated trust agreement of the Chubb Trust;

•	two of the Chubb trustees, referred to as the administrative trustees, of each Chubb Trust will be persons who are employees or officers of or affiliated with Chubb INA;

•

one Chubb trustee of each Chubb Trust will be a financial institution that is not affiliated with Chubb INA and has a minimum amount of combined capital and surplus of not less than $50,000,000, and is referred to as the property trustee. The property trustee shall act as both the property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act;

•

one Chubb trustee of each Chubb Trust, which may be the property trustee if it otherwise meets the requirements of applicable law, will have its principal place of business or reside in the State of Delaware and is referred to as the Delaware trustee; and

•	we will pay all fees and expenses related to each Chubb Trust and the offering of the preferred securities and common securities.

The office of the Delaware trustee for each Chubb Trust in the State of Delaware is located at BNY Mellon Trust of Delaware, 301 Bellevue Parkway, Suite 19A-0307, Wilmington, Delaware 19809. The principal executive offices for each of the Chubb Trusts are located at c/o Chubb INA Holdings Inc., 436 Walnut Street, Philadelphia, Pennsylvania 19106. The telephone number of each of the Chubb Trusts is (215) 640-1000.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, Chubb and Chubb INA intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include investments in or loans to subsidiaries, possible strategic investments or acquisitions, capital expenditures, and repayment, redemption or refinancing of debt. Each Chubb Trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of subordinated debt securities of Chubb INA, and Chubb INA will use these funds for general corporate purposes, which may include those purposes referred to in the preceding sentence.

The proceeds from the sale of the offered securities, other than Chubb common shares, shall be used outside of Switzerland unless otherwise stated in the applicable prospectus supplement.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

Chubb may, from time to time, offer under this prospectus, separately or together:

•	registered shares, CHF 24.15 par value per share, of Chubb, referred to as common shares or registered shares, issued out of authorized share capital and/or conditional share capital, and

•	warrants to purchase common shares.

Chubb INA may from time to time offer unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by Chubb.

Each of ACE Capital Trust III and ACE Capital Trust IV may offer preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by Chubb.

DESCRIPTION OF CHUBB COMMON SHARES

The following is a summary of the material provisions of Chubb’s Articles of Association and selected legal provisions that are related thereto. You should refer to Chubb’s Articles of Association for complete information regarding its provisions, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Chubb’s Capital Structure

Chubb’s common shares are registered shares with a par value of CHF 24.15 per share. The common shares rank pari passu in entitlement to dividends, liquidation proceeds in case of a liquidation of Chubb and pre-emptive rights. Chubb does not have any shares carrying preferential rights. As of September 10, 2021, Chubb had 431,570,923 common shares outstanding.

Chubb’s common shares are listed on the New York Stock Exchange under the symbol “CB.” Its common shares currently issued and outstanding are fully paid and non-assessable, which means that its common shares are paid for in full at the time they are issued, and, once its common shares are paid for in full, there is no further liability for further assessment or taxation. Any of Chubb’s common shares offered by a prospectus supplement will also be fully paid and non-assessable once they are issued to the purchaser in exchange for the full purchase price.

Authorized Share Capital.  Chubb’s Articles of Association authorize the Board of Directors to increase the share capital from time to time until May 20, 2022 by an amount not exceeding CHF 4,830,000,000 through the issuance of up to 200,000,000 fully paid up registered shares with a nominal par value of CHF 24.15 each. Under current Swiss law, shareholder authorization for share capital only lasts for two years. In order for Chubb to continue to have the authority to issue Common Shares for general purposes in the future, it typically seeks a shareholder approval for the issuance of an authorized share capital when the existing authorization expires.

Conditional Share Capital. Chubb’s Articles of Association provide for increases of the share capital as follows:

•

a share capital increase not exceeding CHF 796,950,000.00 through the issue of a maximum of 33,000,000 registered shares, payable in full, through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by Chubb or by subsidiaries of Chubb, including convertible debt instruments; and

•

a share capital increase not exceeding CHF 613,673,935.35 through the issue from time to time of a maximum of 25,410,929 registered shares, payable in full, in connection with the exercise of option rights granted to any employee of Chubb or a subsidiary, and any consultant, director, or other person providing services to Chubb or a subsidiary.

There are no provisions of Swiss law or Chubb’s Articles of Association which impose any limitation on the rights of its shareholders to hold or vote common shares by reason of their not being residents of Switzerland.

Dividend Rights

Under Swiss law, shareholders must approve in advance dividend distributions, though the determination of the record and payment dates may be delegated to the Board of Directors. In order to maintain the practice of quarterly dividends that Chubb established many years ago prior to becoming a Swiss company, Chubb asks its shareholders annually to approve an annual dividend distribution which may be paid in four quarterly installments on dates determined by its Board of Directors. In recent years, Chubb has paid dividend distributions out of capital contribution reserves (additional paid-in capital) in four quarterly installments, and prior to that paid dividend distributions were made as a share capital decrease in the form of a par value reduction, in each case in four quarterly installments. Chubb currently intends, subject to the discretion of its Board of Directors and the needs of its business, to propose at each annual general meeting a dividend distribution out of capital contribution reserves. At its 2021 annual general meeting, Chubb’s shareholders approved an annual dividend of up to U.S. $3.20 per share, to be paid in installments as determined by the Board of Directors (currently expected to be paid in U.S. $0.80 per share quarterly dividend installments). The first quarterly installment in the amount of U.S. $0.80 per share was paid in July 2021 and in August 2021 the Board of Directors declared the second quarterly installment in the amount of U.S. $0.80 per share payable on October 8, 2021 to shareholders of record at the close of business on September 17, 2021.

Although dividend distributions are approved by shareholders as denominated in Swiss francs, payments of such dividend distributions to shareholders are made in U.S. dollars. To limit shareholder exposure to fluctuations in the U.S. dollar/Swiss franc exchange rate, the per share amount of each quarterly installment is either defined in U.S. dollars or paid pursuant to a formula which ensures that the U.S. dollar amount of such installment remains constant through appropriate adjustment of the Swiss francs amount, in each case subject to a cap expressed in Swiss francs that is approved by shareholders.

Under Swiss law, dividends (other than through reductions in par value) may be paid out only if the corporation has sufficient distributable profits from previous business years, or if the reserves of the corporation are sufficient to allow distribution of a dividend. The board of directors of a Swiss corporation may propose that a dividend be paid, but cannot itself authorize the dividend independently from a shareholders’ authorization of a maximum amount. The company auditors must confirm that the dividend proposal of the Board of Directors conforms with statutory law and the articles of association. Prior to the distribution of dividends, five percent of the annual profits must be allocated to the general reserve until the amount of general reserves has reached twenty percent of the paid-in nominal share capital. Chubb’s Articles of Association can provide for a higher general reserve or for the creation of further reserves setting forth their purpose and use. Once this level has been reached and maintained, the shareholders meeting may approve a distribution of each year’s profit within the framework of applicable legal requirements. Unless otherwise resolved, dividends are usually due and payable immediately after the shareholders’ resolution relating to the allocation of profits has been passed. Under Swiss law, the statute of limitations in respect of claims for dividend payments is five years. Distributions in the form of a par value reduction must also be approved by shareholders, require confirmation by an audit expert that the creditors’ claims are fully covered and are subject to a special procedure in which creditors may ask to be satisfied or secured before payment of the distribution. To the extent Chubb pays distributions in the form of par value reductions or dividends from its qualifying capital contribution reserves, they will not be subject to Swiss withholding tax under current law.

Voting Rights

Each share is entitled to one vote subject to certain limitations mentioned below. Shareholders of record have the right to grant their voting proxy directly to the independent proxy or to grant a written proxy to any person, who does not need to be a shareholder, or, subject to any applicable restrictions, to vote in person at the shareholders’ meeting. The independent proxy is obliged to exercise the voting rights granted by shareholders in accordance with shareholder instructions.

Under Chubb’s Articles of Association, resolutions generally require the approval of a simple majority of the votes cast at the shareholders’ meeting (not counting abstentions, broker non-votes, blank or invalid ballots), each share granting the right to one vote. Shareholders resolutions requiring a vote by simple majority include certain amendments to Chubb’s Articles of Association; elections of directors, the Compensation Committee and the Chairman; election of the statutory auditors; approval of the annual report and the consolidated financial statements; setting the annual dividend; approval of the compensation of the Board of Directors and Chubb’s executive management; and the decision to discharge directors from liability for matters disclosed to the shareholders’ meeting.

The approval of at least two-thirds of the votes represented at a shareholders’ meeting will be, however, required for resolutions with respect to:

•	a modification of the purpose of Chubb;

•	creation of privileged voting shares;

•	restrictions on the transfer of registered shares and the removal of such restrictions;

•	restrictions on the exercise of the right to vote and the removal of such restrictions;

•	an authorized or conditional increase in share capital;

•

an increase in share capital through the conversions of capital surplus, through a contribution in kind or in exchange for an acquisition of assets, or a grant of special benefits upon a capital increase;

•	restriction or denial of pre-emptive rights;

•	a change of the place of incorporation of Chubb;

•	conversion of registered shares into bearer shares and vice versa;

•	dissolution of Chubb followed by liquidation;

•	the dismissal of the members of the Board of Directors according to art. 705 para. 1 of the Swiss Code of Obligations;

•

the amendment or elimination of the provisions of article 8 (shareholder’s register, transfer restrictions), article 14 (voting rights and shareholder proxies), article 15 (independent proxy and additional rules on proxies) and article 16 (resolutions) of the Articles of Association; and

•	any changes to the two-thirds voting requirement to the extent permitted by mandatory law.

Pursuant to the Swiss Federal Merger Act, special quorum rules apply by law to a merger (Fusion) (including a possible squeeze-out merger), de-merger (Spaltung) or conversion (Umwandlung) of a company.

Except as noted below, Chubb’s Articles of Association confer on the holders of shares equal rights, including equal voting and equal financial rights, with each share carrying one vote at Chubb’s shareholders’ meetings.

To be able to exercise voting rights, holders of the shares must apply to Chubb for enrollment in its share register (Aktienregister) as shareholders with voting rights. Registered holders of shares may obtain the form of declaration from Chubb’s transfer agent. Cede & Co., as nominee of The Depository Trust Company, or DTC, will make such declaration with respect to shares held in “street name.” Purchasers of shares will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in Chubb’s share register as shareholders with voting rights. As discussed under “Transfer of Shares,” registration with voting rights has some restrictions.

Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. Certain exceptions exist with regard to nominees.

Legal entities or partnerships or other associations or joint ownership arrangements which are linked through capital ownership or voting rights, through common management or in like manner, as well as individuals, legal entities or partnerships (especially syndicates) which act in concert with intent to evade the entry restrictions are considered as one shareholder or nominee.

Failing registration as shareholders with voting rights, registered shareholders may not participate in or vote at Chubb’s shareholders’ meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders’ meeting. However, Chubb’s common shares that are beneficially held do not need to be re-registered into the name of the beneficial owners in order to vote by proxy.

Notwithstanding the above, if and so long as the Controlled Shares (as defined below) of any individual or legal entity constitute ten percent or more of the registered share capital recorded in the commercial register, such individual or legal entity shall be entitled to cast votes at any ordinary or extraordinary shareholders’ meeting in the aggregate equal to the number (rounded down to the nearest whole number) obtained from following formula: (T ÷ 10) - 1, where “T” is the aggregate number of votes conferred by all the registered share capital recorded in the commercial register. “Controlled Shares” are all shares of Chubb directly, indirectly or constructively owned or beneficially by such individual or entity.

Chubb’s common shares have noncumulative voting rights, which means that the holders of a majority of its common shares cast may elect all of its directors, and, in this event, the holders of the remaining shares will not be able to elect any directors. Chubb’s directors are elected for one-year terms. Directors may be removed without cause at any time and with immediate effect by resolution of the shareholders at an ordinary or extraordinary shareholders’ meeting.

Shareholders’ Meeting

The shareholders’ meeting is Chubb’s supreme body. Ordinary and extraordinary shareholders’ meetings may be held. Currently, the following powers will be vested exclusively in the shareholders’ meeting:

•	adoption and amendment of the Articles of Association;

•

election of directors (individually), the Chairman of the Board of Directors, the members of the Compensation Committee of the Board of Directors (individually), the independent proxy to whom shareholders may grant proxies or voting instructions to exercise voting rights on their behalf, the auditors, the group auditors and the special auditors;

•	approval of the management report and the consolidated financial statements;

•	approval of the annual financial statements and decision on the allocation of profits shown on the balance sheet, in particular with regard to dividends;

•	granting discharge to the members of the Board of Directors; and

•

passing resolutions as to all matters reserved to the authority of the shareholders’ meeting by law, under the Articles of Association or that are submitted to the shareholders’ meeting by the Board of Directors.

In accordance with Swiss law, the annual binding approval of the maximum aggregate compensation of the Board of Directors and Chubb’s executive management is vested exclusively in the shareholder meeting.

Chubb’s annual shareholders’ meeting must be held within six months after the end of a financial year.

Chubb’s extraordinary shareholders’ meetings may be convened by the Board of Directors or, under certain circumstances, by the statutory auditors or the liquidators. The Board of Directors is further required to convene an extraordinary shareholders’ meeting if so resolved by a shareholders’ meeting or if so requested by shareholders with voting powers who represent at least 10 percent of Chubb’s nominal share capital. Shareholders with voting powers whose combined holdings represent shares with a nominal value of at least CHF 1 million have the right to request that a specific proposal be put on the agenda and voted upon at the next shareholders’ meeting. Such request must be made at least 45 days prior to the relevant shareholders’ meeting.

Chubb’s shareholders’ meetings will be held at Chubb’s place of incorporation, unless the Board of Directors decides otherwise. Notice of an ordinary or extraordinary shareholders’ meeting must be given by the Board of Directors or, if necessary, by the auditors, no later than 20 days prior to the meeting date. Shareholders may in addition be informed by ordinary mail. The notice of a meeting must state the items on the agenda and the proposals of the Board of Directors and of the shareholders who demanded that a shareholders’ meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders’ meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders’ meeting to convene an extraordinary shareholders’ meeting or to initiate a special audit. No previous notification will be required for proposals concerning items included on the agenda, and for debates as to which no vote is taken.

Chubb’s annual report and auditor’s report must be made available for inspection by the shareholders at its place of incorporation no later than 20 days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

There is no quorum requirement for ordinary or extraordinary shareholders’ meetings.

Shareholder Proposals

Shareholders of record with voting powers whose combined holdings represent shares with a nominal value of at least CHF 1 million may, according to Chubb’s Articles of Association up to 45 days before the date of the shareholders’ meeting, demand that matters be included in the agenda. Such demands shall be in writing addressed to the Chairman and shall specify the items and the proposals to be submitted.

Shareholders seeking to submit agenda items for inclusion in Chubb’s proxy statement for its annual general meeting must comply with SEC requirements for shareholder proposals.

Action without a Meeting

Under Swiss law, resolutions in lieu of a shareholders’ meeting by written consent are not permitted.

Preemptive Rights

Under Swiss law, any increase of Chubb’s share capital, whether for cash or non-cash consideration, requires prior shareholder approval. Shareholders of a Swiss corporation have preemptive rights to subscribe for new issues of shares, warrants, convertible bonds, or similar debt instruments with option rights in proportion to the nominal amount of shares held (Bezugsrechte, Vorwegzeichnungsrechte). A resolution adopted at a shareholders’ meeting by a two-thirds majority vote may, however, limit or withdraw such preemptive rights, but only for important and valid reasons (wichtiger Grund) (such as a merger, an acquisition, or participation of employees).

Chubb’s Articles of Association provide for the following conditional share capital, which will permit its Board of Directors to increase its share capital and to issue new shares without further shareholder approval within certain parameters:

•

First, for bonds and similar debt instruments issued by Chubb or one of its subsidiaries convertible into registered shares, as of the date of this prospectus, not exceeding CHF 796,950,000 through the issue from time to time of a maximum of 33,000,000 registered shares, payable in full, each with a par value of CHF 24.15 per share, and

•

Second, for exercise of option rights under employee benefit plans, as of the date of this prospectus, not exceeding CHF 613,673,935.35 through the issue from time to time of a maximum of 25,410,929 registered shares, payable in full, each with a par value of CHF 24.15 per share.

Conditional share capital for convertible bonds and similar debt instruments issued by Chubb or one of its subsidiaries allows that registered shares may be issued upon the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by Chubb or by subsidiaries of Chubb, including convertible debt instruments.

Shareholders’ advance subscription rights with regard to the new bonds, notes or similar instruments may be restricted or excluded by decision of the Board of Directors in order to finance or refinance the acquisition of companies, parts of companies or holdings, or new investments planned by Chubb, or in order to issue convertible bonds and warrants on the international capital markets.

If advance subscription rights are excluded, then:

•	the instruments are to be placed at market conditions,

•	the exercise period is not to exceed ten years from the date of issue for warrants and twenty years for conversion rights, and

•	the conversion or exercise price for the new shares is to be set at least in line with the market conditions prevailing at the date on which the instruments are issued.

Where such increase of share capital is used for employee benefit plans, shareholders’ pre-emptive rights shall be excluded with regard to these shares. The Board of Directors shall specify the precise conditions of issue.

The acquisition of registered shares through the exercise of conversion rights or warrants and any further transfers of registered shares shall be subject to the restrictions on registration specified under “Transfers of Shares.”

Transfer Agent

Chubb’s registrar and transfer agent for its common shares is Computershare Inc.

Transfer of Shares

The registered shares are evidenced by way of share certificates or in book-entry form only. Subject to the requirements of any stock exchange on which Chubb’s shares are listed, Chubb may renounce on the printing and delivery of share certificates. However, any shareholder may demand the issuance of a share certificate evidencing ownership of such shareholder’s shares free of charge. Registered shares evidenced in a share certificate are transferred by delivery to the acquirer combined with an endorsement or a written assignment attached to it. Registered shares not represented by a share certificate may only be transferred by way of written assignment. To be valid, Chubb must be notified of the assignment. The right to vote and other rights associated with the common shares (other than financial rights) may only be exercised by a shareholder who is registered in the share register as shareholder with voting rights.

Entry of acquirers of registered shares as shareholders with voting rights in the share register may be refused based on the following grounds:

•

No individual or legal entity may, directly or indirectly, formally, constructively or beneficially own (as defined in Article 14 of Chubb’s Articles of Association) or otherwise control voting rights with respect to 10 percent or more of the registered share capital recorded in the commercial register. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, shall be regarded as one person. Persons holding registered shares exceeding the limit of 10 percent shall be entered in the share register, with respect to such excess shares only, as shareholders without voting rights;

•

The limit of 10 percent of the registered share capital also applies to the subscription for, or acquisition of, registered shares by exercising option or convertible rights arising from registered or bearer securities or any other securities issued by Chubb or third parties, as well as by means of exercising purchased pre-emptive rights arising from either registered or bearer shares. Persons holding registered shares exceeding the limit of 10 percent shall be entered in the share register with respect to such excess shares only as shareholders without voting rights;

•

The Board of Directors shall reject entry of holders of registered shares as shareholders with voting rights in the share register or shall decide on their deregistration as shareholders with voting rights when the acquirer or shareholder upon request does not expressly state that she/he has acquired or holds the shares in her/his own name and for her/his own account.

The Board of Directors may record nominees in Chubb’s share register as shareholders with the right to vote without limitation when the nominee undertakes the obligation to disclose at any time to Chubb at its written request the names, addresses and share holdings of each person for whom such nominee is holding shares. Beneficial owners of shares who hold their shares through nominees exercise their rights through the intermediation of such nominees.

Conflicts of Interest

Swiss law does not contain any general provision in relation to the handling of conflicts of interest within a company’s organization. However, the Swiss Code of Obligations requires directors and members of senior management to apply due care and generally to safeguard the interests of the company in the performance of their respective duties (duty of care and of loyalty). This rule is generally understood as disqualifying directors and members of senior management from participating in decisions that directly affect them. Chubb has set out certain principles on how to handle conflicts of interests in its organizational regulations, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Further, holders of Chubb’s signatory powers may in certain circumstances be unable to validly exercise such powers by reason of a conflict of interest. The breach of these provisions entails personal liability of the directors and officers, to Chubb in particular. In addition, Swiss law contains provisions under which the members of the Board of Directors and all persons engaged in the management may become liable to the company, to each shareholder and to the company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss company law contains a provision under which payments made and other benefits granted to a shareholder or a director or any persons associated with them, other than at arm’s length, must be repaid to the company if the recipient thereof was acting in bad faith.

Change of Control

Registration and Voting Rights Restrictions. Chubb’s Articles of Association limit the right of an acquirer to be registered as shareholder with voting rights and the right of its shareholders to exercise their voting rights. See “Transfer of Shares” and “Voting Rights.”

Disclosure of Shareholders’ Identity. Swiss company law requires that Chubb disclose the identity of all of its shareholders who hold more than 5 percent of Chubb’s voting rights to the extent that such shareholders are known or should be known to Chubb. Such disclosure must be made once a year in the notes to the financial statements published in Chubb’s annual report. See also “Limitations Affecting Shareholders — Insurance Regulatory Provisions Concerning Change or Acquisition of Control.”

Repurchase of Shares

Swiss law limits a Swiss corporation’s ability to hold or purchase its own shares. Chubb may only purchase shares if there are sufficient free distributable reserves according to the statutory financial statements of Chubb to pay the purchase price, and if the aggregate nominal value of the purchased shares (and those already held in treasury) does not exceed 10 percent of its nominal share capital. These requirements also apply for shares of Chubb acquired by its subsidiaries. Shares acquired under a share repurchase program can be exempted from the 10 percent treasury share limitation described above if the share repurchase program is ratified by shareholders at a general meeting of shareholders and the repurchased shares are dedicated for cancellation. Chubb’s shareholders must periodically authorize from time to time, through ballot item approval at a general meeting of shareholders, a reduction in share capital through the cancellation of designated blocks of repurchased shares held in treasury.

Shares held by Chubb are not entitled to vote at shareholders’ meetings. Furthermore, Chubb must create a special reserve on its balance sheet in the amount of the purchase price of the acquired shares; and, selective share repurchases are permitted only under certain circumstances.

Certain types of repurchases of shares (e.g., buy back for capital reduction purposes, more than 10 percent of share capital, shares held for more than six years unless an exemption rule applies) are subject to Swiss Federal Withholding Tax, currently at a rate of 35 percent. According to an applicable double tax treaty between Switzerland and the tax resident country of the shareholder or if the shareholder is domiciled in Switzerland, a partial or full refund of the Swiss withholding tax may be possible under certain conditions.

Borrowing — Issuance of Debt Securities

Neither Swiss law nor Chubb’s Articles of Association restricts in any way its power to borrow and raise funds. The decision to borrow funds, including the issuance of debt securities, is made by or under the direction of the Board of Directors. A shareholders’ resolution will not be required.

Notices

Notices to shareholders are validly made by publication in the Swiss Official Commercial Gazette (Schweizerisches Handelsamtsblatt). Chubb will also provide notices to shareholders in English.

Duration, Liquidation and Merger

Chubb’s Articles of Association do not limit its duration as a legal entity.

Chubb may be dissolved by way of liquidation at any time by a shareholders’ resolution passed by at least two-thirds of the votes represented at a shareholders meeting. By a shareholders’ resolution passed by the same amount, Chubb may also be dissolved without liquidation in certain cases (for example in a merger where Chubb is not the surviving entity). Dissolution by court order is possible if Chubb becomes bankrupt, or for cause if shareholders holding at least 10 percent of the share capital so request.

Under Swiss law, any surplus arising out of a liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid-up nominal value of shares held. The amount of this surplus, to the extent it is not a repayment of the nominal value of the shares, is subject to Swiss Federal Withholding Tax, currently at a rate of 35 percent. According to an applicable double tax treaty between Switzerland and the tax resident country of the shareholder or if the shareholder is domiciled in Switzerland, a partial or full refund of the Swiss withholding tax may be possible under certain conditions.

Statutory Auditors

PricewaterhouseCoopers AG, Birchstrasse 160, CH-8050 Zurich, has been appointed as Chubb’s statutory auditors. Chubb’s shareholders must elect its auditors at the ordinary shareholders’ meeting on an annual basis.

Limitations Affecting Shareholders

Squeeze-Out Merger — The Swiss Federal Merger Act allows a squeeze-out of minority shareholders by way of a squeeze-out merger. To the extent that the shareholders holding at least 90 percent of the shares outstanding of the target company consent, the target company can be merged into the surviving company and the minority shareholders or the target company can be cashed out instead of receiving shares in the surviving company.

Ownership of Shares by Non-Swiss Persons — Except for the limitation on voting rights described above applicable to shareholders generally, there is no limitation under Swiss law or Chubb’s Articles of Association on the right of non-Swiss residents or nationals to own or vote Chubb shares. Shareholders intending to acquire or hold a qualifying participation in Chubb’s shares may be subject to applicable local insurance regulations.

Exchange Control — Under current Swiss exchange control regulations, there are no limitations on the amount of payments that may be remitted by a Swiss company to non-residents, other than under government sanctions imposed on certain countries and on persons or organizations with links to such countries or terrorist links.

Insurance Regulatory Provisions Concerning Change or Acquisition of Control — Insurance regulatory authorities with jurisdiction over Chubb’s insurance and reinsurance subsidiaries may require prior approval for the acquisition or a change of control of one or more of those subsidiaries. In many cases, accumulating significantly less than a majority of Chubb’s shares may be deemed to be an acquisition or a change of control of one or more of Chubb’s regulated insurance or reinsurance subsidiaries. For example, the discussion below describes significant insurance regulatory provisions in the United States that may affect the accumulation of Chubb’s shares. Laws of some jurisdictions outside the United States in which one or more of our existing subsidiaries are, or a future subsidiary may be, organized or domiciled also contain regulatory change of control and other share transfer restrictions, including some that apply comparable ownership thresholds. The extent of insurance regulation impacting acquisition or a change of control varies significantly among non-U.S. jurisdictions in which Chubb conducts business.

Some of Chubb’s insurance and reinsurance subsidiaries are domiciled under the respective insurance codes of the states of Connecticut, Delaware, Georgia, Illinois, Indiana, Iowa, New Jersey, New York, Pennsylvania, Wisconsin and Texas in the United States and are subject to all 50 states’ laws governing insurance companies. The insurance codes in these states contain generally similar provisions to the effect that the acquisition or change of “control” of a domestic insurer or of any person that controls a domestic insurer (such as Chubb, as the ultimate parent company) cannot be consummated without the prior approval of the relevant insurance regulator. In general, a presumption of “control” arises from the ownership, control, possession with the power to vote or possession of proxies regarding 10 percent or more of the voting securities of a domestic insurer or of a person that controls a domestic insurer. Because a person acquiring 10 percent or more of Chubb’s Common Shares would indirectly control the same percentage of the stock of Chubb’s U.S. insurance and reinsurance subsidiaries, the insurance change of control laws of various U.S. jurisdictions would likely apply to such a transaction. A person seeking to acquire control, directly or indirectly, of a domestic insurance company or of any person controlling a domestic insurance company must generally file with the relevant insurance regulatory authority a statement relating to the acquisition of control containing certain information required by statute and published regulations and provide a copy of such statement to the domestic insurer.

In addition, many states’ insurance laws contain provisions that require pre-acquisition notification to state insurance regulators of a change in control of a non-domestic insurance company licensed to do business in that state. While these pre-acquisition notification statutes do not authorize the state agency to disapprove the change of control, these statutes do authorize remedies, including the issuance of an order requiring the non-domestic licensed insurer to cease and desist from doing business in the state with respect to certain lines of business where the acquisition would lead to undue market concentration.

Further, many states’ insurance laws contain provisions that require any controlling person of a domestic insurer that is seeking to divest its controlling interest in the domestic insurer, in any manner, to file with the insurance regulatory authorities, with a copy to the insurer, confidential notice of its proposed divestiture at least 30 days prior to the cessation of control. The insurance regulatory authorities may then determine those instances in which the party seeking to divest its controlling interest will be required to file for and obtain approval for the transaction.

Any future transactions involving the acquisition of 10 percent or more of Chubb’s outstanding shares would generally require, and any future transactions involving a disposition of Chubb’s outstanding shares that would constitute a divestiture of a controlling interest in Chubb (for example, by reducing a person’s ownership below 10 percent of Chubb’s outstanding shares) may require, prior approval by the state insurance departments of the states mentioned above or by certain regulators of other relevant jurisdictions around the world. Similarly, they would generally require the pre-acquisition notification in those jurisdictions that have adopted pre-acquisition notification provisions and may generally require the pre-disposition notification in those jurisdictions that adopt pre-disposition notification provisions. These requirements may deter, delay or prevent transactions affecting the ownership of Chubb’s shares by persons seeking to own more than 10 percent of its outstanding shares, or exceeding other relevant thresholds under applicable insurance regulations.

DESCRIPTION OF CHUBB INA DEBT SECURITIES AND CHUBB GUARANTEE

The following description of the Chubb INA debt securities and the Chubb guarantee sets forth the material terms and provisions of the Chubb INA debt securities and the Chubb guarantee to which any prospectus supplement may relate. The Chubb INA senior debt securities are to be issued under an indenture, referred to in this prospectus as the Chubb INA senior indenture, among Chubb INA, Chubb and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated as of August 1, 1999, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Chubb INA subordinated debt securities are to be issued under an indenture, referred to in this prospectus as the Chubb INA subordinated indenture, among Chubb INA, Chubb and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated December 1, 1999, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Chubb INA senior indenture and the Chubb INA subordinated indenture are sometimes referred to herein collectively as the Chubb INA indentures and each individually as a Chubb INA indenture. The specific terms applicable to a particular issuance of Chubb INA debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the Chubb INA indentures, the Chubb INA debt securities and the Chubb guarantee. You should refer to the Chubb INA indentures and the Chubb INA debt securities for complete information regarding the terms and provisions of the Chubb INA indentures, the Chubb INA debt securities and the Chubb guarantee. The Chubb INA indentures are substantially identical, except for the covenants of Chubb INA and Chubb and provisions relating to subordination.

General

The Chubb INA indentures do not limit the aggregate principal amount of Chubb INA debt securities which Chubb INA may issue. Chubb INA may issue Chubb INA debt securities under the Chubb INA indenture from time to time in one or more series. The Chubb INA indentures do not limit the amount of other indebtedness or Chubb INA debt securities, other than secured indebtedness which Chubb, Chubb INA or their respective subsidiaries may issue.

Unless otherwise set forth in the applicable prospectus supplement, the Chubb INA senior debt securities will be unsecured obligations of Chubb INA and will rank equally with all of its other unsecured and unsubordinated indebtedness, subordinated in right of payment to the prior payment in full of all of Chubb INA’s senior indebtedness, which term includes Chubb INA senior debt securities, as described below under “Subordination of Chubb INA Subordinated Debt Securities.” The Chubb INA subordinated debt securities of any series issued to a Chubb Trust will rank equally with each other series of Chubb INA subordinated debt securities issued to other Chubb Trusts.

Because Chubb INA is a holding company, its rights and the rights of its creditors, including you as a holder of Chubb INA debt securities, to participate in any distribution of assets of any subsidiary upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that Chubb INA is a creditor of the subsidiary. The rights of creditors of Chubb INA, including you as a holder of Chubb INA debt securities, to participate in the distribution of stock owned by Chubb INA in its subsidiaries, including Chubb INA’s insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.

If Chubb INA subordinated debt securities are issued to a Chubb Trust in connection with the issuance of securities by that Chubb Trust, those Chubb INA subordinated debt securities may subsequently be distributed pro rata to the holders of the securities of the Chubb Trust under the dissolution of that Chubb Trust. This type of distribution would only occur upon the occurrence of specified events, which will be described in the applicable prospectus supplement. Only one series of Chubb INA subordinated debt securities will be issued to a Chubb Trust in connection with the issuance of securities by that Chubb Trust.

The applicable prospectus supplement will describe the following terms of the offered Chubb INA debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the principal payment dates;

•

the interest rates, if any, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of Chubb INA debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the interest payment dates and regular record dates;

•

whether and under what circumstances Chubb INA will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the Chubb INA debt securities and, if so, whether and on what terms Chubb will have the option to redeem the Chubb INA debt securities in lieu of paying these additional amounts;

•

the place or places where the principal of, any premium or interest on or any additional amounts with respect to the Chubb INA debt securities will be payable, where any of the Chubb INA debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of the Chubb INA debt securities may be surrendered for conversion or exchange;

•

whether any of the Chubb INA debt securities are to be redeemable at the option of Chubb INA and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part, at the option of Chubb INA;

•

whether Chubb INA will be obligated to redeem or purchase any of the Chubb INA debt securities pursuant to any sinking fund or analogous provision or at your option and, if so, the date or dates and other terms and conditions on which the Chubb INA debt securities will be redeemed or purchased pursuant to this obligation, and any provisions for the remarketing of the Chubb INA debt securities redeemed or purchased;

•

if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Chubb INA debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any Chubb INA debt securities to be issued in bearer form will be issuable;

•

whether the Chubb INA debt securities will be convertible into other securities of Chubb INA and/or exchangeable for securities of Chubb or other issuers and, if so, the terms and conditions upon which the Chubb INA debt securities will be convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount, or the method by which this portion will be determined, of the Chubb INA debt securities that will be payable upon declaration of acceleration of the maturity of the Chubb INA debt securities;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the Chubb INA debt securities will be payable;

•

whether the principal of, any premium or interest on or any additional amounts on the Chubb INA debt securities will be payable, at the election of Chubb INA or you, in a currency other than that in which the Chubb INA debt securities are stated to be payable and the dates and other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts on the Chubb INA debt securities;

•	whether the Chubb INA debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether the Chubb INA debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•

in the case of Chubb INA subordinated debt securities issued to a Chubb Trust, the terms and conditions of any obligation or right of Chubb INA or you to convert or exchange the Chubb INA subordinated debt securities into preferred securities of that Chubb Trust;

•

in the case of Chubb INA subordinated debt securities issued to a Chubb Trust, the specifics of the restated trust agreement and, if applicable, the agreement relating to Chubb’s guarantee of the preferred securities of that Chubb Trust;

•

in the case of Chubb INA subordinated debt securities, the relative degree, if any, to which the Chubb INA subordinated debt securities of the series and the related Chubb guarantee will be senior to or be subordinated to other series of Chubb INA subordinated debt securities and the related Chubb guarantee(s) or other indebtedness of Chubb INA or Chubb, as the case may be, in right of payment, whether the other series of Chubb INA subordinated debt securities or other indebtedness is outstanding or not;

•	any deletions from, modifications of or additions to the events of default or covenants of Chubb INA or Chubb with respect to the Chubb INA debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to the Chubb INA debt securities;

•	whether any of the Chubb INA debt securities are to be issued upon the exercise of warrants, and the time, manner and place for the Chubb INA debt securities to be authenticated and delivered; and

•

any other terms of the Chubb INA debt securities and any other deletions from or modifications or additions to the applicable Chubb INA indenture in respect of the Chubb INA debt securities. (Section 3.1).

Chubb INA will have the ability under the Chubb INA indentures to reopen a previously issued series of Chubb INA debt securities and issue additional Chubb INA debt securities of that series or establish additional terms of that series. Chubb INA is also permitted to issue Chubb INA debt securities with the same terms as previously issued Chubb INA debt securities. (Section 3.1)

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the Chubb INA debt securities will initially be payable at the corporate trust office of the trustee, or any other office or agency designated by Chubb INA for this purpose. Interest on Chubb INA debt securities issued in registered form:

•

may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

•

will be payable on any interest payment date to the persons in whose names the Chubb INA debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

Chubb INA will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, Chubb INA is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Chubb INA debt securities are payable.

Unless otherwise set forth in the applicable prospectus supplement, you may present the Chubb INA debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Chubb INA or the security registrar, or exchange for other Chubb INA debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by Chubb INA for these purposes. This office will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although Chubb INA may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Chubb INA is not required to:

•

issue, register the transfer of, or exchange, Chubb INA debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Chubb INA debt securities and ending at the close of business on the day of mailing; or

•

register the transfer of or exchange any Chubb INA debt security selected for redemption, in whole or in part, except the unredeemed portion of any Chubb INA debt security being redeemed in part. (Section 3.5)

Chubb INA has appointed the trustee as security registrar. The security registrar and any transfer agent initially designated by Chubb INA will be named in the applicable prospectus supplement. At any time, Chubb INA may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, Chubb INA is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Chubb INA debt securities are payable. (Section 10.2)

Unless otherwise set forth in the applicable prospectus supplement, Chubb INA will only issue the Chubb INA debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. (Section 3.2) If the Chubb INA debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. Federal income tax considerations applicable to, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.

The Chubb INA debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Chubb INA debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, any premium or interest on or any additional amounts with respect to, any Chubb INA debt securities is payable, or if any Chubb INA debt securities are denominated, in one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, other than as described below under “— Covenants Applicable to Chubb INA Senior Debt Securities — Limitation on Liens on Stock of Designated Subsidiaries,” the Chubb INA indentures do not contain any provisions that would limit the ability of Chubb INA to incur indebtedness or that would afford holders of Chubb INA debt securities protection in the event of a sudden and significant decline in the credit quality of Chubb INA or Chubb or a takeover, recapitalization or highly leveraged or similar transaction involving Chubb INA or Chubb. Accordingly, Chubb INA or Chubb could in the future enter into transactions that could increase the amount of its outstanding indebtedness that could affect its respective capital structure or credit rating.

Chubb Guarantee

Chubb will fully and unconditionally guarantee all payments on the Chubb INA debt securities. Unless otherwise set forth in the applicable prospectus supplement, Chubb’s guarantee of the Chubb INA senior debt securities will be an unsecured obligation of Chubb and will rank equally with all of its other unsecured and unsubordinated indebtedness. Chubb’s guarantee of the Chubb INA subordinated debt securities will be an unsecured obligation of Chubb, subordinated in right of payment to the prior payment in full of all Chubb senior indebtedness. Chubb’s guarantee of the Chubb INA subordinated debt securities issued to a Chubb Trust will rank equally with Chubb’s guarantee of each other series of Chubb subordinated debt securities issued to other Chubb Trusts.

Since Chubb is a holding company, its rights and the rights of its creditors, including you as a holder of the Chubb INA debt securities who would be a creditor of it by virtue of its guarantee, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary’s creditors, except to the extent that Chubb may be a creditor of the subsidiary. The right of Chubb’s creditors, including you, to participate in the distribution of the stock owned by Chubb in some of its subsidiaries, including Chubb’s insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.

Conversion and Exchange

The terms, if any, on which Chubb INA debt securities are convertible into or exchangeable for, either mandatorily, at your option or at Chubb INA’s option, common shares of Chubb or other securities, whether or not issued by Chubb, property or cash, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Payments of Additional Amounts

Chubb will make all payments on Chubb INA debt securities without withholding of any present or future taxes or governmental charges of Switzerland, the Cayman Islands or Bermuda, each referred to in this prospectus as a taxing jurisdiction, unless Chubb is required to do so by applicable law or regulation.

If Chubb is required to withhold amounts, it will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you after the withholding will not be the same amount provided for in the Chubb INA debt security and the applicable Chubb INA indenture.

Chubb will not be required to pay any additional amounts for:

•	any tax or governmental charge which would not have been imposed but for the fact that you:

•

were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than the mere ownership of, or receipt of payment on, the Chubb INA debt security;

•	presented the Chubb INA debt security for payment in the relevant taxing jurisdiction, unless the Chubb debt security could not have been presented for payment elsewhere; or

•

presented the Chubb INA debt security for payment more than 30 days after the date on which the payment became due unless you would have been entitled to these additional amounts if you had presented the Chubb debt security for payment within the 30-day period;

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

•	any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by Chubb:

•	to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

•

to make any claim or satisfy any information or reporting requirement, which in either case is required by the relevant taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

•	any combination of the above items.

In addition, Chubb will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the Chubb debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the Chubb debt security. (Section 10.4)

Global Securities

The Chubb INA debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global Chubb INA debt security will be shown on, and transfers of the Chubb INA debt securities will be effected only through, records maintained by the depositary and its participants as described below.

The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Option to Extend Interest Payment Date

If and as set forth in the applicable prospectus supplement, Chubb INA will have the right, at any time and from time to time during the term of any series of Chubb INA subordinated debt securities issued to a Chubb Trust, to defer payment of interest for a number of consecutive interest payment periods, which we refer to in this prospectus as an extension period. However, no extension period may extend beyond the stated maturity of the Chubb INA subordinated debt securities. U.S. Federal income tax consequences and other considerations applicable to the Chubb INA subordinated debt securities will be described in the applicable prospectus supplement. (Section 3.11 of the Chubb INA subordinated indenture)

Covenants Applicable to Chubb INA Senior Debt Securities

Limitation on Liens on Stock of Designated Subsidiaries

Under the Chubb INA senior indenture, each of Chubb INA and Chubb will covenant that, so long as any Chubb INA senior debt securities are outstanding, it will not, nor will it permit any subsidiary to create, incur, assume, guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless Chubb INA and Chubb concurrently provide that the Chubb INA senior debt securities and, if Chubb INA and Chubb elect, any other indebtedness of Chubb INA that is not subordinate to the Chubb INA senior debt securities and with respect to which the governing instruments require, or pursuant to which the Chubb INA is otherwise obligated, to provide such security, will be secured equally with the indebtedness for at least the time period the other indebtedness is so secured. (Section 10.5 of the Chubb INA senior indenture)

The term “designated subsidiary” means any present or future consolidated subsidiary of Chubb, the consolidated net worth of which constitutes at least 5 percent of Chubb’s consolidated net worth. (Section 1.1 of the Chubb INA senior indenture)

For purposes of the Chubb INA indentures, the term “indebtedness” means, with respect to any person:

•	the principal of and any premium and interest on:

•	indebtedness for money borrowed and

•	indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

•	all capitalized lease obligations;

•

all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

•

all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations, other than obligations of the type referred to above, entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

•

all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

•

all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above. (Section 1.1)

Limitations on Disposition of Stock of Designated Subsidiaries

The Chubb INA senior indenture also provides that, so long as any Chubb INA senior debt securities are outstanding and except in a transaction otherwise governed by the Chubb INA indentures, neither Chubb INA nor Chubb will issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, Chubb INA will not permit any designated subsidiary to issue, other than to Chubb INA or Chubb, these types of securities, warrants, rights or options, other than director’s qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, Chubb would own, directly or indirectly, less than 80 percent of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

However, Chubb INA may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by Chubb INA’s board or if required by law or regulation. Chubb INA or Chubb, as the case may be, may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of Chubb, the shares of capital stock of which Chubb owns at least 80 percent or, subject to the provisions described under “— Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by Chubb INA’s or Chubb’s board. (Section 10.6 of the Chubb INA senior indenture)

Covenants Applicable to Chubb INA Subordinated Debt Securities Issued to a Chubb Trust

Each of Chubb INA and Chubb will also covenant, as to each series of Chubb INA subordinated debt securities issued to a Chubb Trust in connection with the issuance of preferred securities and common securities by that Chubb Trust, that it will not, and will not permit any of its subsidiaries to:

•

declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the outstanding capital stock of Chubb INA or Chubb, as the case may be, or

•

make any payment on or repay, repurchase or redeem any debt security of Chubb INA or Chubb that ranks junior in interest to the Chubb INA subordinated debt securities or the related Chubb guarantee, as the case may be, or make any payments with respect to any guarantee by Chubb INA or Chubb, as the case may be, of the debt securities of any subsidiary of Chubb INA or Chubb, as the case may be, if the guarantee ranks junior in interest to the Chubb INA subordinated debt securities or the related Chubb guarantee, as the case may be, other than:

•	dividends or distributions on the capital stock of Chubb INA paid or made to Chubb and dividends or distributions in common stock of Chubb INA or common shares of Chubb, as the case may be;

•

redemptions or purchases of any rights outstanding under a shareholder rights plan of Chubb INA or Chubb, as the case may be, or the declaration of a dividend of these rights or the issuance of stock under the plans in the future;

•	payments under any preferred securities guarantee; and

•

purchases of common stock or common shares related to the issuance of common stock or common shares under any of Chubb INA’s or Chubb’s benefit plans for its directors, officers or employees if at that time:

•

any event of which Chubb INA or Chubb has actual knowledge that, with the giving of notice or lapse of time or both, would constitute an event of default and in respect of which Chubb INA or Chubb, as the case may be, shall not have taken reasonable steps to cure shall have occurred,

•	Chubb shall be in default with respect to its payment of any obligations under the preferred securities guarantee relating to the related preferred securities or

•

Chubb INA shall have given notice of its election to begin an extension period and shall not have rescinded the notice, or the extension period, or any extension of the extension period, shall be continuing. (Section 10.9 of the Chubb INA subordinated indenture)

If Chubb INA subordinated debt securities are issued to a Chubb Trust in connection with the issuance of preferred securities and common securities of the Chubb Trust, for so long as the Chubb INA subordinated debt securities remain outstanding, Chubb INA will also covenant:

•	to maintain, directly or indirectly, 100 percent ownership of the common securities of the Chubb Trust;

•

not to voluntarily dissolve, wind-up or liquidate the Chubb Trust, except in connection with the distribution of Chubb INA subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Chubb Trust, the redemption of all of the preferred securities and common securities of the Chubb Trust or specified mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Chubb Trust; and

•	to use its reasonable efforts, to cause the Chubb Trust to remain classified as a grantor trust for U.S. Federal income tax purposes. (Section 10.9 of the Chubb INA subordinated indenture)

Consolidation, Amalgamation, Merger and Sale of Assets

Each Chubb INA indenture provides that Chubb INA and Chubb may not:

•	consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, or

•

permit any person to consolidate or amalgamate with or merge into Chubb INA or Chubb, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Chubb INA or Chubb, respectively, unless:

•	in the case of Chubb INA, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia;

•

in the case of Chubb, the person is a corporation organized and existing under the laws of the United States of America, any state of the U.S., the District of Columbia, Bermuda, the Cayman Islands or any other country that, on August 1, 1999, was a member of the Organization for Economic Cooperation and Development;

•

the surviving entity expressly assumes, the payment of all amounts on all of the Chubb INA or Chubb debt securities and the performance of Chubb INA’s or Chubb’s obligations under the Chubb INA indenture and the Chubb INA debt securities or Chubb indenture and Chubb debt securities;

•

the surviving entity provides for conversion or exchange rights in accordance with the provisions of the Chubb debt securities of any series that are convertible or exchangeable into common shares or other securities; and

•

immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of Chubb INA or Chubb or a subsidiary as a result of the transaction as having been incurred by Chubb INA or Chubb or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing. (Sections 8.1 and 8.3)

Events of Default

Each of the following events will constitute an event of default under each Chubb INA indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

default in the payment of any interest on, or any additional amounts payable with respect to, any Chubb INA debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

•

default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any Chubb INA debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

•	default in the deposit of any sinking fund payment, when due;

•

default in the performance, or breach, of any covenant or warranty of Chubb INA or Chubb for the benefit of the holders of the Chubb INA debt securities, and the continuance of this default or breach for a period of 60 days after Chubb INA has received written notice from the holders;

•

if any event of default under a mortgage, indenture or instrument under which Chubb or Chubb INA may issue, or by which Chubb or Chubb INA may secure or evidence, any indebtedness, including an event of default under any other series of Chubb INA debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after Chubb INA has received written notice;

•

Chubb INA or Chubb shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

•	bankruptcy, insolvency or reorganization of Chubb INA or Chubb; and

•	any other event of default, which will be described in the applicable prospectus supplement. (Section 5.1)

If an event of default with respect to the Chubb INA debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25 percent in principal amount of the outstanding Chubb INA debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the Chubb INA debt securities, of all outstanding Chubb INA debt securities of the series to be immediately due and payable by written notice. In the case of an event of default with respect to a series of Chubb INA subordinated debt securities issued to a Chubb Trust, if the trustee or the holders fail to declare the principal amount, or lesser amount, to be due and payable immediately, the holders of at least 25 percent in liquidation amount of the outstanding preferred securities of the Chubb Trust may do so by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the Chubb INA debt securities of the series may rescind and annul the declaration of acceleration. In the case of a series of Chubb INA subordinated debt securities issued to a Chubb Trust, if the holders fail to rescind and annul the declaration, the holders of a majority in liquidation amount of the outstanding preferred securities of the Chubb Trust may, subject to satisfaction of specified conditions, rescind and annul the declaration by written notice. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the Chubb INA debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

Each Chubb INA indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit, notice of the default to each holder of the Chubb INA debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any Chubb INA debt security, the trustee may withhold this notice if and so long as the Board of Directors, executive committee or trust committee of directors and/or responsible officers of the trustee determine in good faith that the withholding of the notice is in the best interest of the holders. (Section 6.2)

If an event of default occurs and is continuing with respect to the Chubb INA debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Chubb INA debt securities by all appropriate judicial proceedings. (Section 5.3) Each Chubb INA indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Chubb INA indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. (Section 6.1) Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding Chubb INA debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Chubb INA debt securities of the series. (Section 5.12)

If an event of default with respect to a series of Chubb INA subordinated debt securities issued to a Chubb Trust has occurred and is continuing and this event is attributable to a default in the payment of principal of, any premium or interest on or additional amounts with respect to the related Chubb INA subordinated debt securities on the date the principal, premium, interest or additional amounts are otherwise payable, a holder of preferred securities of the Chubb Trust may institute directly a legal proceeding against Chubb INA or Chubb, pursuant to the Chubb guarantee, for enforcement of payment to the holder of the principal of, any premium and interest on and additional amounts with respect to the related Chubb INA subordinated debt securities having a principal amount equal to the liquidation amount of the holder’s related preferred securities, referred to in this prospectus as a direct action. (Section 5.8 of the Chubb INA subordinated indenture) Chubb INA and Chubb may not amend the Chubb INA subordinated indenture to remove this right to bring a direct action without the prior consent of the holders of all of the outstanding preferred securities of the Chubb Trust. (Section 9.2 of the Chubb INA subordinated indenture) If the right to bring a direct action is removed, the applicable Chubb Trust may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Each of Chubb INA and Chubb will have the right under the Chubb INA subordinated indenture to set-off any payment made to a holder of preferred securities by Chubb INA or Chubb, as the case may be, in connection with a direct action. (Section 3.12 of the Chubb INA subordinated indenture)

The holders of the preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the related Chubb INA subordinated debt securities.

Modification and Waiver

Chubb INA, Chubb and the trustee may modify or amend either Chubb INA indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Chubb INA debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

•	change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to any Chubb INA debt security;

•

reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any Chubb INA debt security;

•	change the obligation of Chubb INA or Chubb to pay additional amounts with respect to any Chubb INA debt security;

•

reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

•	change the redemption provisions of any Chubb INA debt security or adversely affect the right of repayment at the option of any holder of any Chubb INA debt security;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any Chubb INA debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Chubb INA debt security, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•	reduce the percentage in principal amount of the outstanding Chubb INA debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of Chubb INA debt securities;

•	modify any of the provisions relating to the subordination of the Chubb INA debt securities or the Chubb guarantee in a manner adverse to the holders of Chubb INA subordinated debt securities;

•

modify or effect in any manner adverse to the holders of Chubb INA debt securities the terms and conditions of the obligations of Chubb in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the Chubb INA debt securities;

•

modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of Chubb INA debt securities, except to increase any percentage vote required or to provide that other provisions of the Chubb INA indenture cannot be modified or waived without the consent of the holder of each Chubb INA debt security affected by the modification or waiver;

•

make any change that adversely affects the right to convert or exchange any Chubb INA debt security into or for other securities of Chubb INA, Chubb or other securities, cash or property in accordance with its terms; or

•	modify any of the above provisions. (Section 9.2)

In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the Chubb INA subordinated indenture in any manner which might terminate or impair the subordination of the Chubb INA subordinated debt securities to senior indebtedness or the subordination of the related Chubb guarantee to Chubb senior indebtedness, without the prior written consent of the holders of the senior indebtedness or the Chubb senior indebtedness, respectively. (Section 9.7 of the Chubb INA subordinated indenture)

Chubb INA, Chubb and the trustee may modify or amend either Chubb INA indenture and the Chubb INA debt securities of any series without the consent of any holder in order to, among other things:

•	provide for a successor to Chubb INA or Chubb pursuant to a consolidation, amalgamation, merger or sale of assets;

•

add to the covenants of Chubb INA or Chubb for the benefit of the holders of all or any series of Chubb INA debt securities or to surrender any right or power conferred upon Chubb INA or Chubb by the applicable Chubb INA indenture;

•	provide for a successor trustee with respect to the Chubb INA debt securities of all or any series;

•

cure any ambiguity or correct or supplement any provision in either Chubb INA indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either Chubb INA indenture which will not adversely affect the interests of the holders of Chubb INA debt securities of any series;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Chubb INA debt securities under either Chubb INA indenture;

•	add any additional events of default with respect to all or any series of Chubb INA debt securities;

•	secure the Chubb INA debt securities;

•	provide for conversion or exchange rights of the holders of any series of Chubb INA debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of any Chubb INA debt securities then outstanding under the applicable Chubb INA indenture. (Section 9.1)

The holders of at least a majority in principal amount of the outstanding Chubb INA debt securities of any series may, on behalf of the holders of all Chubb INA debt securities of that series, waive compliance by Chubb

INA and Chubb with specified covenants of the applicable Chubb INA indenture. (Section 10.8 of the Chubb INA senior indenture; Section 10.6 of the Chubb INA subordinated indenture) The holders of not less than a majority in principal amount of the outstanding Chubb INA debt securities on behalf of the holders of all Chubb INA debt securities of that series and, in the case of any Chubb INA subordinated debt securities issued to a Chubb Trust, the holders of not less than a majority in liquidation amount of the outstanding preferred securities of the Chubb Trust, may waive any past default and its consequences with respect to the Chubb INA debt securities of that series, except a default:

•	in the payment of principal, any premium or interest on or any additional amounts with respect to Chubb INA debt securities of the series; or

•

in respect of a covenant or provision of the applicable Chubb INA indenture that cannot be modified or amended without the consent of the holder of each outstanding Chubb INA debt security of any series affected. (Section 5.13)

Under each Chubb INA indenture, each of Chubb INA and Chubb must annually furnish the trustee a statement regarding its performance of specified obligations and any default in its performance under the applicable Chubb INA indenture. Each of Chubb INA and Chubb is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable Chubb INA indenture or the Chubb INA debt securities of any series. (Sections 10.9 and 10.10 of the Chubb INA senior indenture; Sections 10.7 and 10.8 of the Chubb INA subordinated indenture)

Discharge, Defeasance and Covenant Defeasance

Chubb INA or Chubb may discharge their payment obligations on the Chubb INA debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the Chubb INA indentures, except for certain ministerial obligations, like registering transfers or exchanges of the Chubb INA debt securities, which we refer to as covenant defeasance.

Chubb INA or Chubb may only do this if, among other things,

•

the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable Chubb INA indenture or any other material agreement or instrument to which Chubb INA or Chubb is a party or by which either or them is bound,

•

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Chubb INA debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date and

•

Chubb INA or Chubb has delivered to the trustee an opinion of counsel to the effect that the you will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by Chubb, a Revenue Ruling published by the I.R.S. or a change in applicable U.S. Federal income tax law occurring after the date of the applicable Chubb indenture. (Section 4.2)

Subordination of Chubb INA Subordinated Debt Securities

The Chubb INA subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. (Section 16.1 of the Chubb INA subordinated indenture) Upon any payment or distribution of assets of Chubb INA of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Chubb INA, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of Chubb INA subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Chubb INA subordinated debt securities. This means that the holders of the senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of Chubb INA being subordinated to the payment of Chubb INA subordinated debt securities, which may be payable or deliverable in respect of the Chubb INA subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the Chubb INA subordinated indenture)

By reason of this subordination, in the event of liquidation or insolvency of Chubb INA, holders of senior indebtedness and holders of other obligations of Chubb INA that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of the Chubb INA subordinated debt securities.

Subject to the payment in full of all senior indebtedness, the rights of the holders of the Chubb INA subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of Chubb INA applicable to the senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Chubb INA subordinated debt securities have been paid in full. (Section 16.4 of the Chubb INA subordinated indenture)

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Chubb INA subordinated debt securities may be made by Chubb INA if:

•	any senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

•	the maturity of any senior indebtedness has been accelerated because of a default. (Section 16.2 of the Chubb INA subordinated indenture)

The Chubb INA subordinated indenture does not limit or prohibit Chubb INA from incurring additional senior indebtedness, which may include indebtedness that is senior to the Chubb INA subordinated debt securities, but subordinate to other obligations of Chubb INA. The Chubb INA senior debt securities will constitute senior indebtedness with respect to the Chubb INA subordinated debt securities.

The term “senior indebtedness” means, with respect to the Chubb INA subordinated debt securities of any particular series, all indebtedness of Chubb INA outstanding at any time, except:

•	the Chubb INA subordinated debt securities of that series;

•

indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the Chubb INA subordinated debt securities;

•	indebtedness of Chubb INA to an affiliate of Chubb INA;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Chubb INA in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable; and

•	any indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to:

•	any Chubb Trust or

•

any trust, partnership or other entity affiliated with Chubb which is a financing vehicle of Chubb or any affiliate of Chubb in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under “Description of Preferred Securities” below that are guaranteed by Chubb pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantees described under “Description of the Preferred Securities Guarantees” below.

Senior indebtedness with respect to the Chubb INA subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness. (Sections 1.1 and 16.8 of the Chubb INA subordinated indenture)

The Chubb INA subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Chubb INA subordinated debt securities, may be changed prior to issuance of the applicable Chubb INA subordinated debt securities, which change would be described in the applicable prospectus supplement.

Subordination of Chubb Guarantee of Chubb INA Subordinated Debt Securities

The Chubb guarantee of Chubb INA subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all Chubb senior indebtedness. (Section 18.1 of the Chubb INA subordinated indenture) Upon any payment or distribution of assets of Chubb of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Chubb, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Chubb senior indebtedness will first be paid in full, or payment of the Chubb senior indebtedness provided for in money in accordance with its terms, before the holders of Chubb INA subordinated debt securities are entitled to receive or retain any payment from Chubb on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Chubb INA subordinated debt securities. This means that the holders of Chubb senior indebtedness shall be entitled to receive any payment or distribution by Chubb of any kind or character, including any payment or distribution which may be payable or deliverable by Chubb by reason of the payment of any other indebtedness of Chubb being subordinated to the payment of Chubb INA subordinated debt securities, which may be payable or deliverable by Chubb in respect of the Chubb INA subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 18.3 of the Chubb INA subordinated indenture)

By reason of this subordination, in the event of liquidation or insolvency of Chubb, holders of Chubb senior indebtedness and holders of other obligations of Chubb that are not subordinated to the Chubb senior indebtedness may recover more, ratably, than the holders of the Chubb INA subordinated debt securities.

Subject to the payment in full of all Chubb senior indebtedness, the rights of the holders of the Chubb INA subordinated debt securities under the Chubb guarantee will be subrogated to the rights of the holders of the Chubb senior indebtedness to receive payments or distributions of cash, property or securities of Chubb applicable to the Chubb senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Chubb INA senior debt securities have been paid in full. (Section 18.4 of the Chubb INA subordinated indenture)

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Chubb INA subordinated debt securities of any series may be made by Chubb if:

•	any Chubb senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

•	the maturity of any Chubb senior indebtedness has been accelerated because of a default. (Section 18.2 of the Chubb INA subordinated indenture)

The Chubb INA subordinated indenture does not limit or prohibit Chubb from incurring additional Chubb senior indebtedness, which may include indebtedness that is senior to the Chubb guarantee of the Chubb INA subordinated debt securities, but subordinate to other obligations of Chubb. The Chubb senior debt securities will constitute Chubb senior indebtedness with respect to the Chubb INA subordinated debt securities.

The term “Chubb senior indebtedness” means, with respect to the Chubb INA subordinated debt securities of any particular series, all indebtedness of Chubb outstanding at any time, except:

•	Chubb’s obligations under the Chubb guarantee in respect of the Chubb INA subordinated debt securities of that series;

•

indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with Chubb’s obligations under the Chubb guarantee in respect of the Chubb subordinated debt securities;

•	indebtedness of Chubb to an affiliate of Chubb;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Chubb in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable;

•	Chubb’s obligations under the Chubb guarantee in respect of the Chubb INA subordinated debt securities initially issued to:

•	any Chubb Trust; or

•

any trust, partnership or other entity affiliated with Chubb which is a financing vehicle of Chubb or any affiliate of Chubb in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under “Description of Preferred Securities” below that are guaranteed by Chubb pursuant to an instrument that ranks equally with a junior in right of payment to the preferred securities guarantees described under “Description of Preferred Securities Guarantees” below; and

•

all preferred securities guarantees and all similar guarantees issued by Chubb on behalf of holders of preferred securities of a Chubb Trust or other similar preferred securities issued by any trust, partnership or other entity affiliated with Chubb which is a financing vehicle for Chubb or any affiliate of Chubb.

The Chubb INA subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Chubb INA subordinated debt securities, may be changed prior to the issuance of that series of Chubb INA subordinated debt securities, which change would be described in the applicable prospectus supplement.

New York Law to Govern

The Chubb INA indentures, the Chubb INA debt securities and the Chubb guarantee will be governed by, and construed in accordance with, the laws of the state of New York. (Section 1.13)

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES

The following summary sets forth the material terms and provisions of the common share warrants which would be issued pursuant to a stock warrant agreement between Chubb and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the common shares purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of common shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

The common shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

The procedures for exercising stock warrants will be set forth in the applicable prospectus supplement.

Antidilution and Other Provisions

The exercise price payable, the number of common shares purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of common shares; and

•	a combination, subdivision or reclassification of common shares.

In lieu of adjusting the number of common shares purchasable upon exercise of each stock warrant, Chubb may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least one percent in the number of shares purchasable. Chubb may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but Chubb will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of Chubb’s property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common shares into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of Chubb’s directors or any other matter, or to exercise any rights whatsoever as a shareholder.

DESCRIPTION OF PREFERRED SECURITIES

Each Chubb Trust will be governed by an amended and restated trust agreement, referred to in this prospectus as a trust agreement, a form of which is an exhibit to the registration statement of which this prospectus forms a part. Under each trust agreement, the Chubb Trust may issue, from time to time, only one series of preferred securities with the terms set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act, which terms will be set forth in the applicable prospectus supplement. The terms of the Chubb Trust preferred securities will generally mirror the terms of the Chubb INA subordinated debt securities, which the Chubb Trust will purchase with the proceeds from the sale of its preferred securities and its common securities. The Chubb INA subordinated debt securities issued to a Chubb Trust will be guaranteed by Chubb on a subordinated basis and are referred to in this prospectus as the corresponding Chubb INA subordinated debt securities relating to that Chubb Trust.

The following is a summary of the material terms and provisions of each trust agreement and the preferred securities. You should refer to the form of amended and restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of the trust agreement and of the preferred securities.

Issuance, Status and Guarantee of Preferred Securities

The preferred securities will represent preferred beneficial interests in a Chubb Trust and you, as holders of the preferred securities, will be entitled to a preference in specified circumstances, including as regards distributions and amounts payable on redemption or liquidation over the common securities of the applicable Chubb Trust. The preferred securities of each Chubb Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of that Chubb Trust, except as described under “— Subordination of Common Securities” below. The property trustee will hold legal title to the corresponding Chubb INA subordinated debt securities in trust for your benefit and for the benefit of the holder of the Chubb Trust’s common securities. In this prospectus, we refer to the common securities and the preferred securities of a Chubb Trust collectively as the “trust securities” of that Chubb Trust.

Chubb will guarantee, which we refer to in this prospectus as the preferred securities guarantee, the preferred securities. Under each preferred securities guarantee, Chubb will guarantee, on a subordinated basis, payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of the related preferred securities, but only to the extent that the related Chubb Trust has funds to make these payments. See “Description of Preferred Securities Guarantees.”

Distributions

Distributions on the preferred securities will accumulate from the original issue date and will be payable on the dates specified in the applicable prospectus supplement. If any date on which these distributions are payable is not a business day, payment of the distribution payable on that date will be made on the next succeeding business day without any additional distributions or other payment in respect of the delay. However, if the next succeeding business day is in the next succeeding calendar year, payment of the distribution will be made on the immediately preceding business day, in each case as if made on the date the payment was originally payable. We refer to each date on which distributions are payable in this prospectus as a distribution date. (Section 4.1) A “business day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the trustee for the corresponding Chubb INA subordinated debt securities is closed for business. (Section 1.1)

Distributions on each preferred security will be payable at the rate specified in the applicable prospectus supplement and the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which you are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. References to “distributions” include any accumulated or additional distributions unless otherwise stated. (Section 4.1)

If set forth in the applicable prospectus supplement, Chubb INA will have the right under the Chubb INA subordinated indenture to defer the payment of interest on any series of corresponding Chubb INA subordinated debt securities for the period specified in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding Chubb INA subordinated debt securities. See “Description of Chubb INA Debt Securities and Chubb Guarantee — Option to Extend Interest Payment Date.” As a consequence of any extension, distributions on the corresponding preferred securities would be deferred but would continue to accumulate additional distributions at the rate set forth in the applicable prospectus supplement, which rate will match the interest rate payable on the corresponding Chubb INA subordinated debt securities during the extension period, by the Chubb Trust which issued the preferred securities during any extension period. (Section 4.1)

The funds of each Chubb Trust available for distribution to you will be limited to payments under the corresponding Chubb INA subordinated debt securities in which the Chubb Trust will invest the proceeds from the issuance and sale of its trust securities. If Chubb INA or Chubb, as the case may be, does not make interest payments on those corresponding Chubb INA subordinated debt securities, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions, if and to the extent the Chubb Trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by Chubb as set forth under “Description of Preferred Securities Guarantees.”

Distributions on the preferred securities will be payable to the holders of the preferred securities as they appear on the register of the applicable Chubb Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be one business day prior to the relevant distribution dates. Generally, each distribution payment will be made as described under “Global Preferred Securities.” If any preferred securities are not in book-entry form, the relevant record date will be the date 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement. (Section 4.1)

Redemption or Exchange

Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding Chubb INA subordinated debt securities held by a Chubb Trust, the property trustee will simultaneously apply the proceeds from the repayment or redemption, upon not less than 30 nor more than 60 days’ notice to holders of trust securities, to redeem, on a pro rata basis, trust securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding Chubb INA subordinated debt securities repaid or redeemed. The redemption price per trust security will be equal to its stated liquidation amount, plus any accumulated and unpaid distributions on the trust security to the redemption date, plus the related amount of premium, if any, and any additional amounts paid by Chubb INA or Chubb upon the concurrent repayment or redemption of the corresponding Chubb INA subordinated debt securities. The amount described in the preceding sentence is referred to in this prospectus as the redemption price. (Section 4.2) If less than all of the corresponding Chubb INA subordinated debt securities are to be repaid or redeemed on a redemption date, then the property trustee shall allocate the proceeds from the repayment or redemption to the redemption pro rata of the related trust securities. (Section 4.2)

Generally, Chubb INA will have the right to redeem any series of corresponding Chubb INA subordinated debt securities at any time, in whole but not in part, upon the occurrence of a special event and subject to the conditions described under “Description of Chubb INA Debt Securities and Chubb Guarantee — Redemption.”

Special Event Redemption or Distribution of Corresponding Chubb INA Subordinated Debt Securities. If a special event relating to the trust securities of a Chubb Trust occurs and is continuing, within 90 days following the occurrence of the special event, Chubb INA has the right to redeem the corresponding Chubb INA subordinated debt securities, in whole but not in part, and, in doing so, cause a mandatory redemption of the related trust securities, in whole but not in part, at the redemption price. At any time, Chubb INA has the right to dissolve the Chubb Trust and, after satisfaction of the liabilities of creditors of the Chubb Trust, cause the corresponding Chubb INA subordinated debt securities to be distributed to the holders of the trust securities in liquidation of the Chubb Trust. If Chubb INA does not elect to redeem the corresponding Chubb INA subordinated debt securities upon the occurrence of a special event, the applicable trust securities will remain outstanding. If a tax event has occurred and is continuing, additional sums may be payable on the corresponding Chubb INA subordinated debt securities. For purposes of this section, “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by a Chubb Trust on its outstanding trust securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which it has become subject as a result of a tax event. (Section 1.1)

On and from the date fixed for any distribution of corresponding Chubb INA subordinated debt securities upon dissolution of a Chubb Trust:

•	the trust securities will no longer be deemed to be outstanding;

•

the depositary or its nominee, as the record holder of the related preferred securities, will receive a registered global certificate or certificates representing the corresponding Chubb INA subordinated debt securities to be delivered upon the distribution, upon surrender of the related preferred securities certificates for exchange; and

•

any certificates representing the preferred securities, which is not surrendered for exchange will be deemed to represent beneficial interests in the corresponding Chubb INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred securities and accruing interest at the rate provided for in the debt securities, which rate will equal the distribution rate on the preferred securities, until the certificates are presented to the administrative trustees or their agent for exchange. (Section 9.4)

There can be no assurance as to the market prices for the preferred securities or the corresponding Chubb INA subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of a Chubb Trust were to occur. Accordingly, the preferred securities that you may purchase, and the corresponding Chubb INA subordinated debt securities that you may receive on dissolution and liquidation of a Chubb Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Redemption Procedures

The property trustee shall redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding Chubb INA subordinated debt securities. The property trustee will redeem the preferred securities, and shall pay the redemption price, on each redemption date only to the extent that the applicable Chubb Trust has funds on hand available for the payment of the redemption price. See also “— Subordination of Common Securities.”

If a Chubb Trust gives a notice of redemption, which notice will be irrevocable, in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will, so long as the preferred securities are in book-entry-only form, deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price. The property trustee will also give the depositary irrevocable instructions and authority to pay the redemption price to you, as a holder of the preferred securities. If the preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates evidencing the preferred securities. Notwithstanding the preceding sentences, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to you on the relevant record date for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, all of your rights, as a holder of preferred securities so called for redemption, will cease, except your right to receive the redemption price, but without interest, and your preferred securities will cease to be outstanding. If any date on which any redemption price is payable is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding business day without any interest or other payment in respect of the delay. However, if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the proper payment date. If that payment of the redemption price is improperly withheld or refused and not paid either by the Chubb Trust or by Chubb pursuant to the preferred securities guarantee as described under “Description of Preferred Securities Guarantees,” distributions on the preferred securities will continue to accumulate interest at the then applicable rate, from the redemption date originally established by the Chubb Trust for the preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Generally, Chubb or its subsidiaries, including Chubb INA, may purchase outstanding preferred securities.

Payment of the redemption price on the preferred securities will be made to the record holders as they appear on the register for the preferred securities on the relevant record date, which will be one business day prior to the relevant redemption date. If any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be a date 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

The property trustee will allocate the aggregate liquidation amount pro rata to the trust securities based upon the relative liquidation amounts of the classes if less than all of the trust securities issued by a Chubb Trust are to be redeemed on a redemption date. The property trustee will select on a pro rata basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption the particular preferred securities to be redeemed by any method, including without limitation by lot, as it shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed. Generally, for purposes of each trust agreement, all provisions relating to the redemption of preferred securities will relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each of Chubb INA and Chubb defaults in payment of the redemption price on the corresponding Chubb INA subordinated debt securities, on and after the redemption date interest will cease to accrue on the Chubb INA subordinated debt securities or portions of the Chubb INA subordinated debt securities, and distributions will cease to accrue on the related preferred securities or portions of the related preferred securities, called for redemption. (Section 4.2)

Subordination of Common Securities

Payment on each Chubb Trust’s trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if an event of default under the corresponding Chubb INA subordinated debt securities occurs and is continuing on any distribution date or redemption date, no payment of any distribution on, or redemption price of, any of the Chubb Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Chubb Trust’s outstanding preferred securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Chubb Trust’s outstanding preferred securities then called for redemption, have been made or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the Chubb Trust’s preferred securities then due and payable.

If any event of default under the trust agreement resulting from an event of default under the corresponding Chubb INA subordinated debt securities occurs, the holder of the Chubb Trust’s common securities will be deemed to have waived any right to act with respect to that event of default until the effect of all of the events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until these events of default have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred securities and not on behalf of the holder of the Chubb Trust’s common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf. (Section 4.3)

Liquidation Distribution Upon Dissolution of Chubb Trust

Pursuant to each trust agreement, each Chubb Trust will automatically dissolve upon expiration of its term and will dissolve on the first to occur of:

•	bankruptcy, dissolution or liquidation of Chubb INA or Chubb;

•

the written direction to the property trustee from Chubb INA, as depositor, at any time, which direction is optional and wholly within the discretion of Chubb INA, to dissolve the Chubb Trust and distribute corresponding Chubb INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities to the holders of the trust securities in exchange for the trust securities;

•	the redemption of all of the Chubb Trust’s trust securities following a special event;

•	the redemption of all of the Chubb Trust’s preferred securities as described under “Description of Preferred Securities — Redemption or Exchange — Mandatory Redemption;” and

•	the entry of an order for the dissolution of the Chubb Trust by a court of competent jurisdiction. (Section 9.2)

If an early dissolution occurs as described in the first, second and fifth bullets above or upon the date designated for automatic dissolution of the Chubb Trust, the Chubb Trust will be liquidated by the Chubb trustees as expeditiously as the Chubb trustees determine to be possible by distributing to the holders of the trust securities, after satisfaction of liabilities to the Chubb Trust’s creditors, corresponding Chubb INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if the property trustee determines that this distribution is not practical, the holders will be entitled to receive out of the Chubb Trust’s assets available for distribution, after satisfaction of liabilities to the Chubb Trust’s creditors, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions on the trust securities to the date of payment, this amount being referred to in this prospectus as the liquidation distribution. If the liquidation distribution can be paid only in part because the Chubb Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Chubb Trust on its preferred securities will be paid on a pro rata basis. The holder of the Chubb Trust’s common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding Chubb INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

Events of Default; Notice

The following constitute an event of default under each trust agreement with respect to the applicable preferred securities:

•	the occurrence of an event of default on the corresponding Chubb INA subordinated debt securities (see “Description of Chubb INA Debt Securities and Chubb Guarantee — Events of Default”);

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of this default for a period of 30 days;

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•

default in the performance, or breach, in any material respect, of any covenant or warranty of the Chubb trustees in the trust agreement, other than a covenant or warranty a default in the performance or breach those covenants in the preceding two bullets, and continuation of the default or breach for a period of 60 days after the holders of at least 25 percent in aggregate liquidation preference of the outstanding preferred securities of the applicable Chubb Trust have given written notice specifying the default or breach, requiring it to be remedied and stating that the notice is a “Notice of Default” under the trust agreement, by registered or certified mail to the defaulting Chubb trustee(s); and

•

the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and the failure by Chubb INA, as depositor, to appoint a successor property trustee within 60 days of the occurrence. (Section 1.1)

Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable preferred securities, the administrative trustees and Chubb INA, as depositor, unless the event of default has been cured or waived. (Section 8.2) Chubb INA, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement. (Sections 8.15 and 8.16)

If an event of default under the corresponding Chubb INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of each Chubb Trust as described above. See “— Liquidation Distribution Upon Dissolution of Chubb Trust.” The existence of an event of default under the trust agreement does not entitle the holders of preferred securities to accelerate the maturity of the preferred securities.

Removal of Chubb Trustees

Unless an event of default under the corresponding Chubb INA subordinated debt securities has occurred and is continuing, any Chubb trustee may be removed at any time by the holder of the Chubb Trust’s common securities. If an event of default under the corresponding Chubb INA subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the Chubb Trust’s common securities. No resignation or removal of a Chubb trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement. (Section 8.10)

Co-Trustees and Separate Property Trustee

Unless an event of default shall have occurred and be continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any Chubb Trust may at the time be located, Chubb INA, as depositor, and the administrative trustees, by agreed action of the majority of such trustees, shall have power, at any time or times, to appoint one or more persons either to act as a co-trustee jointly with the property trustee of all or any part of the property of the Chubb Trust or to act as separate trustee of any property, in either case with the powers as may be provided in the instrument of appointment. Chubb INA, as depositor, and the administrative trustees shall generally also have the power to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable. If an event of default under the corresponding Chubb INA subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make this appointment. (Section 8.9)

Merger or Consolidation of Chubb Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Chubb trustee shall be a party, shall be the successor of the Chubb trustee under each trust agreement, so long as the corporation is otherwise qualified and eligible. (Section 8.12)

Mergers, Consolidations, Amalgamations or Replacements of the Chubb Trusts

A Chubb Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “— Liquidation Distribution Upon Dissolution of Chubb Trust.” A Chubb Trust may, at the request of Chubb INA, with the consent of only the administrative trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state so long as the following conditions are met:

•	The successor entity either:

•	expressly assumes all of the obligations of the Chubb Trust with respect to the preferred securities or

•

substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, referred to in this prospectus as the successor securities, so long as the successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	Chubb INA expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding Chubb INA subordinated debt securities;

•

The successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•

The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•

The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect;

•	The successor entity has a purpose substantially identical to that of the Chubb Trust;

•

Prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Chubb INA has received an opinion from independent counsel to the Chubb Trust to the effect that:

•

the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect; and

•

following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Chubb Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

•

Chubb INA or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

Notwithstanding the preceding description, a Chubb Trust shall not, except with the consent of holders of 100 percent in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the

Chubb Trust or the successor entity to be classified as other than a grantor trust for U.S. Federal income tax purposes. (Section 9.5)

Voting and Preemptive Rights

Except as provided below and under “— Removal of Chubb Trustees,” “Description of Chubb INA Debt Securities and Chubb Guarantee — Events of Default,” “Description of Preferred Securities Guarantees — Amendments and Assignment,” the holders of the preferred securities will generally not have any voting rights. Holders of the preferred securities have no preemptive or similar rights. (Sections 5.14 and 6.1)

Amendment of Restated Trust Agreements

Each trust agreement may be amended by Chubb INA and the Chubb trustees, without the consent of the holders of the trust securities:

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement, or

•

to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the Chubb Trust will be classified for U.S. Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Chubb Trust will not be required to register as an “investment company” under the Investment Company Act.

However, in the case of the first bullet above, that action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of a trust agreement adopted in accordance with the two bullet points above will become effective when notice of the amendment is given to the holders of trust securities of the applicable Chubb Trust.

Each trust agreement may be amended by the Chubb Trustees and Chubb INA with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities and receipt by the Chubb trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Chubb trustees in accordance with the amendment will not affect the Chubb Trust’s status as a grantor trust for U.S. Federal income tax purposes or the Chubb Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•

change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the date. (Section 10.2)

So long as any corresponding Chubb INA subordinated debt securities are held by the property trustee, the Chubb trustees shall not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Chubb INA subordinated indenture, or executing any trust or power conferred on that trustee with respect to the corresponding Chubb INA subordinated debt securities;

•	waive any past default that is waivable under the Chubb INA subordinated indenture, as described in “Description of the Chubb INA Debt Securities and Chubb Guarantee — Modification and Waiver;”

•	exercise any right to rescind or annul a declaration that the principal of all the Chubb INA subordinated debt securities shall be due and payable; or

•

consent to any amendment, modification or termination of the Chubb INA subordinated indenture or the corresponding Chubb INA subordinated debt securities, where the consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

However, where a consent under the Chubb INA subordinated indenture would require the consent of each holder of the affected corresponding Chubb INA subordinated debt securities, no consent shall be given by the property trustee without the prior consent of each holder of the corresponding preferred securities. The Chubb trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding Chubb INA subordinated debt securities. In addition to obtaining these approvals of the holders of the preferred securities, prior to taking any of these actions, the Chubb trustees shall obtain an opinion of counsel to the effect that the Chubb Trust will not be classified as an association taxable as a corporation for U.S. Federal income tax purposes on account of that action. (Section 6.1)

Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities. (Sections 6.2, 6.3 and 6.6)

No vote or consent of the holders of preferred securities will be required for a Chubb Trust to redeem and cancel its preferred securities in accordance with the applicable trust agreement.

Even though the holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by Chubb INA, the Chubb trustees or any affiliate of Chubb INA or any Chubb trustees shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

The preferred securities of a Chubb Trust may be issued, in whole or in part, in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary. The depositary and the specific terms of the depositary arrangement with respect to the preferred securities of a Chubb Trust will be described in the applicable prospectus supplement.

Payment and Paying Agency

Payments of distributions in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. However, if any Chubb Trust’s preferred securities are not held by the depositary, these payments shall be made by check mailed to the address of the holder entitled to the payments as it shall appear on the register of the Chubb Trust. (Section 4.4)

Unless otherwise set forth in the applicable prospectus supplement, the paying agent shall initially be The Bank of New York Mellon Trust Company, N.A. (as successor) and any co-paying agent chosen by The Bank of New York Mellon Trust Company, N.A. and acceptable to the administrative trustees and Chubb INA. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, the property trustee and Chubb INA. If The Bank of New York Mellon Trust Company, N.A. shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and Chubb INA, to act as paying agent. (Section 5.9)

Registrar and Transfer Agent

Unless otherwise set forth in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will act as registrar and transfer agent for the preferred securities.

Registration of transfers and exchanges of preferred securities will be effected without charge by or on behalf of each Chubb Trust. However, the holders must pay any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Chubb Trusts will not be required to register or cause to be registered the transfer of their preferred securities after the preferred securities have been called for redemption. (Section 5.4)

Information Concerning the Property Trustee

The property trustee undertakes to perform only those duties specifically set forth in each trust agreement. However, the property trustee must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to the preceding sentence, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If, in performing its duties under the trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of preferred securities are entitled under the trust agreement to vote, then the property trustee shall take the action as is directed by Chubb INA. Otherwise, the property trustee shall take the action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct. (Sections 8.1 and 8.3)

Administrative Trustees

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Chubb Trusts in such a way that:

•

no Chubb Trust will be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. Federal income tax purposes; and

•	the corresponding Chubb INA subordinated debt securities will be treated as indebtedness of Chubb INA for U.S. Federal income tax purposes.

In this regard, Chubb INA and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Chubb Trust or each trust agreement, that Chubb INA and the administrative trustees determine, in their discretion, to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the related preferred securities.

DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

Concurrently with the issuance by each Chubb Trust of its preferred securities, Chubb will execute and deliver a preferred securities guarantee for the benefit of the holders of the preferred securities. The Bank of New York Mellon Trust Company, N.A. will act as the guarantee trustee under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following is a summary of the material provisions of the preferred securities guarantees. You should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each preferred securities guarantee. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus is a part. Reference in this summary to preferred securities means the Chubb Trust’s preferred securities to which the preferred securities guarantee relates. The guarantee trustee will hold each preferred securities guarantee for the benefit of the holders of the related Chubb Trust’s preferred securities.

General

Chubb will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, without duplication of amounts previously paid by or on behalf of the Chubb Trust, to the holders of the preferred securities as and when due, regardless of any defense, right of setoff or counterclaim that the Chubb Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the related Chubb Trust, are referred to in this prospectus as the guarantee payments:

•	any accrued and unpaid distributions required to be paid on the preferred securities, to the extent that the Chubb Trust has funds available for payment at that time;

•

the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the Chubb Trust has funds available for payment at that time; and

•

upon a voluntary or involuntary dissolution, winding up or liquidation of the Chubb Trust, unless the corresponding Chubb INA subordinated debt securities are distributed to holders of the preferred securities, the lesser of:

•	the liquidation distribution, to the extent the Chubb Trust has funds available for payment at that time; and

•	the amount of assets of the Chubb Trust remaining available for distribution to holders of preferred securities.

Chubb’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by it to the holders of the preferred securities or by causing the Chubb Trust to pay these amounts to the holders. (Section 5.1)

Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the related Chubb Trust’s payment obligations under the preferred securities, but will apply only to the extent that the applicable Chubb Trust has funds sufficient to make the payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. See “— Status of the Preferred Securities Guarantees.”

If either Chubb INA or Chubb does not make interest payments on the corresponding Chubb INA subordinated debt securities held by a Chubb Trust, the Chubb Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to Chubb’s senior indebtedness, including all its debt securities and obligations as guarantor under the Chubb INA subordinated indenture, as described below under “— Status of the Preferred Securities Guarantees.”

Because Chubb is a holding company, its rights and the rights of its creditors, including the holders of preferred securities who are its creditors by virtue of a preferred securities guarantee, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation, reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that Chubb may itself be a creditor with recognized claims against the subsidiary. The right of Chubb’s creditors, including the holders of preferred securities who are its creditors by virtue of a preferred securities guarantee, to participate in the distribution of stock owned by Chubb in its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries. Generally, the preferred securities guarantees do not limit Chubb’s ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Chubb’s obligations under the preferred securities guarantee, the Chubb INA subordinated indenture, including its guarantee of the Chubb INA subordinated debt securities, and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by it of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitute this guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Chubb Trust’s obligations under the preferred securities. See “The Chubb Trusts,” “Description of Preferred Securities,” and “Description of Chubb INA Debt Securities and Chubb Guarantee.”

Chubb will also agree to guarantee the obligations of each Chubb Trust with respect to the common securities issued by the Chubb Trust to the same extent as under the preferred securities guarantee. However, if an event of default under the Chubb INA subordinated indenture has occurred and is continuing, the holders of preferred securities under the preferred securities guarantee will have priority over the holders of the common securities under the common securities guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Preferred Securities Guarantees

Each preferred securities guarantee will constitute Chubb’s unsecured obligation and will rank subordinate and junior in right of payment to its senior indebtedness, including its debt securities and obligations as guarantor under the Chubb INA subordinated indenture. (Section 6.2) For purposes of any preferred securities guarantee, “senior indebtedness” means Chubb’s indebtedness, including its obligations as guarantor under the Chubb INA subordinated indenture, outstanding at any time, except:

•	the indebtedness under the preferred securities guarantee;

•

indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the preferred securities guarantee or to other indebtedness which is subordinated to or ranks equally with the preferred securities guarantee;

•	indebtedness to an affiliate;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Chubb in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable; and

•

similar preferred securities guarantees issued by Chubb on behalf of holders of preferred securities of any other Chubb Trust or any trust, partnership or other entity affiliated with Chubb which is a financing vehicle of Chubb’s or any of its affiliates in connection with the issuance by the entity of preferred securities or other similar securities that are guaranteed by it pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. “Indebtedness” has the same meaning given to that term under the Chubb indentures. (Section 1.1)

Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by Chubb on behalf of holders of preferred securities of any other Chubb Trust or any trust, partnership or other entity affiliated with Chubb which is a financing vehicle of it or any affiliate of it in connection with the issuance by the entity of preferred securities or other similar securities that are guaranteed by Chubb pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. (Section 6.3) Each preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may generally institute a legal proceeding directly against Chubb to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity, including the applicable Chubb Trust. (Section 5.4)

No preferred securities guarantee will be discharged except by payment of the guarantee payments in full to the extent not paid by the Chubb Trust or upon distribution to the holders of the preferred securities of the corresponding Chubb INA subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional indebtedness that may be incurred by Chubb. Chubb expects from time to time to incur additional indebtedness that will rank senior to the preferred securities guarantees.

Payments of Additional Amounts

Chubb will make all guarantee payments without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Switzerland, the Cayman Islands or Bermuda, each referred to in this prospectus as a taxing jurisdiction, or any political subdivision or taxing authority of the taxing jurisdiction, unless the taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:

•	the laws or any regulations or rulings promulgated under the laws of a taxing jurisdiction or any political subdivision or taxing authority of the taxing jurisdiction; or

•

an official position regarding the application, administration, interpretation or enforcement of any laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision of the taxing jurisdiction.

If a withholding or deduction at source is required, Chubb will, subject to limitations and exceptions described below, pay to the holder of any related preferred securities the additional amounts as may be necessary so that every guarantee payment made to the holder, after this withholding or deduction, will not be less than the amount provided for in the preferred securities guarantee to be then due and payable.

Chubb will not be required to pay any additional amounts for or on account of:

•	any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that you:

•

were a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under the preferred securities;

•

presented the preferred security for payment in the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction, unless the preferred security could not have been presented for payment elsewhere; or

•

presented the preferred security for payment more than 30 days after the date on which the payment in respect of the preferred security first became due and payable or provided for, whichever is later, except to the extent that you would have been entitled to the additional amounts if you had presented the preferred security for payment on any day within that 30-day period;

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

•

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by you or the beneficial owner of the preferred security to comply with any reasonable request by Chubb or the applicable Chubb Trust addressed to you within 90 days of the request to:

•	provide information concerning your nationality, residence or identity or of the beneficial owner; or

•

make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

•	any combination of the above items.

In addition, Chubb will not pay you any additional amounts with respect to any guarantee payment if you are a fiduciary or partnership or other than the sole beneficial owner of the related preferred security, to the extent the payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority of or in the taxing jurisdiction, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had it been the holder of the preferred security. (Section 5.8)

Amendments and Assignment

No preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding preferred securities, except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities, in which case no consent will be required. (Section 8.2) All guarantees and agreements contained in each preferred securities guarantee will bind Chubb’s successors and assigns and will inure to the benefit of the holders of the related preferred securities. (Section 8.1) Chubb may not assign its obligations under the preferred securities guarantee except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease that is permitted under the Chubb INA subordinated indenture and under which the person formed by the consolidation or amalgamation or into which Chubb is merged or which acquires or leases Chubb’s properties and assets agrees in writing to perform Chubb’s obligations under the preferred securities guarantee.

Events of Default

An event of default under each preferred securities guarantee will occur upon Chubb’s failure to perform any of its payment or other obligations under the preferred securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee. (Section 5.4)

Any holder of the preferred securities may institute a legal proceeding directly against Chubb to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the Chubb Trust, the guarantee trustee or any other person or entity. (Section 5.4)

Chubb, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under the preferred securities guarantee. (Section 2.4)

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by Chubb in performance of any preferred securities guarantee, undertakes to perform only the duties specifically set forth in each preferred securities guarantee. After default with respect to any preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1) Subject to the preceding sentence, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that it might incur. (Section 3.2)

Termination of the Preferred Securities Guarantees

Each preferred securities guarantee will terminate upon:

•	full payment of the redemption price of the related preferred securities;

•	the distribution of the corresponding Chubb INA subordinated debt securities to the holders of the related preferred securities; or

•	upon full payment of the amounts payable upon liquidation of the related Chubb Trust.

Each preferred securities guarantee will continue to be effective or will be reinstated if, at any time, any holder of the related preferred securities must restore payment of any sums paid with respect to the preferred securities or the preferred securities guarantee. (Section 7.1)

New York Law to Govern

Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York. (Section 8.5)

The Expense Agreement

Pursuant to the expense agreement entered into by Chubb under each trust agreement, Chubb will irrevocably and unconditionally guarantee to each person or entity to whom a Chubb Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Chubb Trust, other than obligations of the Chubb Trust to pay to the holders of the preferred securities or other similar interests in the Chubb Trust of the amounts due them pursuant to the terms of the preferred securities or other similar interests, as the case may be.

PLAN OF DISTRIBUTION

Chubb, Chubb INA and/or any Chubb Trust may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; or

•	directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Chubb, Chubb INA and/or a Chubb Trust from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•

any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by Chubb from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Chubb, Chubb INA and/or the applicable Chubb Trust to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (“Securities Act”), of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, Chubb, Chubb INA and/or the applicable Chubb Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, which will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

Chubb, Chubb INA and/or the applicable Chubb Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If Chubb, Chubb INA and/or the applicable Chubb Trust grants any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, Chubb, Chubb INA and/or the applicable Chubb Trust will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase offered securities may be solicited directly by Chubb, Chubb INA and/or the applicable Chubb Trust and the sale of the offered securities may be made by Chubb, Chubb INA and/or the applicable Chubb Trust directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for Chubb, Chubb INA and/or the applicable Chubb Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with Chubb, Chubb INA and/or a Chubb Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with Chubb, Chubb INA and/or the applicable Chubb Trust, to indemnification by Chubb, Chubb INA and/or the applicable Chubb Trust against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Chubb, Chubb INA and/or the applicable Chubb Trust may authorize underwriters or other persons acting as Chubb’s, Chubb INA’s and/or the applicable Chubb Trust’s agents to solicit offers by specified institutions to purchase offered securities from Chubb, Chubb INA and/or the applicable Chubb Trust, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by Chubb, Chubb INA and/or the applicable Chubb Trust. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Each series of offered securities will be a new issue and, other than the common shares, which are listed on the NYSE, will have no established trading market. Chubb, Chubb INA and/or the applicable Chubb Trust may elect to list any series of offered securities on an exchange and, in the case of the common shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, none of Chubb, Chubb INA or any Chubb Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, Chubb and its subsidiaries in the ordinary course of business.

LEGAL OPINIONS

Legal matters with respect to United States and New York law will be passed upon for Chubb, Chubb INA and the Chubb Trusts by Mayer Brown LLP, Chicago, Illinois. The validity of the preferred securities under Delaware law will be passed upon on behalf of Chubb, Chubb INA and the Chubb Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters with respect to Swiss law will be passed upon for Chubb by Bär & Karrer AG, Zurich, Switzerland. Mayer Brown LLP will rely on the opinion of Bär & Karrer AG with respect to Swiss law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Chubb’s Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER

UNITED STATES FEDERAL SECURITIES LAWS

Chubb is a Swiss company. In addition, some of its officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of Chubb’s assets and some of the officers’ and directors’ assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Chubb or them on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. However, investors may serve Chubb with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving Chubb Group Holdings Inc., its United States agent irrevocably appointed for that purpose.

Chubb has been advised by Bär & Karrer AG, its Swiss counsel, that there is doubt as to whether the courts in Switzerland would:

•

enforce judgments of U.S. courts based upon the civil liability provisions of the U.S. Federal securities laws obtained in actions against it or its directors and officers, as well as experts named in this prospectus, who reside outside the United States; or

•	admit original actions brought in Switzerland against these persons or Chubb predicated solely upon U.S. Federal securities laws.

Chubb has also been advised by Bär & Karrer AG that there is no treaty in effect between the United States and Switzerland providing for such enforcement, and there are certain grounds upon which Swiss courts may not enforce judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including some remedies available under the U.S. Federal securities laws, might not be allowed in Swiss courts as contrary to that nation’s public policy.

WHERE YOU CAN FIND MORE INFORMATION

Chubb

Chubb files annual, quarterly and special reports, proxy statements and other information with the SEC. Chubb makes these documents available free of charge through its website (investors.chubb.com, under

Financials) as soon as reasonably practicable after they have been electronically filed with or furnished to the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file with the SEC, and Chubb’s SEC filings are available to the public over the Internet at the SEC’s web site. The SEC file number for documents filed by Chubb Limited under the Exchange Act is 1-11778.

Incorporation by Reference

Chubb is allowed to “incorporate by reference” the information it files with the SEC, which means that Chubb can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Chubb files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. Chubb incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that Chubb, Chubb INA and the Chubb Trusts sell all of the securities offered by this prospectus:

•

Chubb’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (including the portions of the Definitive Proxy Statement on Schedule 14A for the annual general meeting of shareholders on May 20, 2021 filed on April 5, 2021 incorporated by reference therein);

•	Chubb’s Quarterly Reports on 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

•	Chubb’s Current Reports on Form 8-K filed January 22, 2021 (filed portion only), February 25, 2021, May 20, 2021, and August 6, 2021; and

•	Description of Common Shares included in Exhibit 4.40 to Chubb’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under the caption “Description of Common Shares.”

You may upon written or oral request obtain a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting Chubb via mail, telephone or email at:

Investor Relations

Chubb

1133 Avenue of the Americas

11th Floor

New York, New York 10036

Telephone: +1 (212) 827-4445

E-mail: investorrelations@chubb.com

Chubb INA

Chubb INA is an insurance holding company and indirect wholly owned subsidiary of Chubb Limited. The obligations of Chubb INA under its debt securities will be fully and unconditionally guaranteed by Chubb. See “Description of Chubb INA Debt Securities and Chubb Guarantee.” Chubb INA has an exemption from the information reporting requirements under the Exchange Act. So long as any guaranteed debt securities of Chubb INA are outstanding, Chubb will include in the footnotes to its audited consolidated financial statements summarized consolidated financial information concerning Chubb INA.

The Chubb Trusts

There are no separate financial statements of the Chubb Trusts in this prospectus. Chubb does not believe the financial statements would be helpful to the holders of the preferred securities of the Chubb Trusts because:

•	Chubb, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each Chubb Trust;

•

neither of the Chubb Trusts has any independent operations or proposes to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the Chubb Trust and investing the proceeds in subordinated debt securities issued by Chubb INA and fully and unconditionally guaranteed by Chubb; and

•

the obligations of each Chubb Trust under the preferred securities will be fully and unconditionally guaranteed by Chubb. See “Description of Chubb INA Debt Securities and Chubb Guarantee” and “Description of Preferred Securities Guarantees.”

Neither of the Chubb Trusts is currently subject to the information reporting requirements of the Exchange Act. Each Chubb Trust will be exempt from these requirements following the effectiveness of the registration statement that contains this prospectus.

$

Chubb INA Holdings Inc.

    % Senior Notes due

Each Fully and Unconditionally Guaranteed by

Chubb Limited

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup

HSBC

Wells Fargo Securities

   , 2024